Exhibit 99.2

For Immediate Release
February 8, 2017

The Carlyle Group Announces Fourth Quarter and Full Year 2016 Financial Results

•	Declared a quarterly distribution of $0.16 per common unit for Q4 2016; Aggregate distribution of $1.55 per common unit for 2016

•	$8.7 billion in realized proceeds in Q4 2016 and a record $29.6 billion realized in 2016

•	$6.1 billion of invested capital in Q4 2016 and a record $17.9 billion invested in 2016

•
$3.5 billion in gross new capital raised and $2.7 billion raised on a net basis after redemptions in Q4 2016; $13.9 billion in gross new capital raised and $8.2 billion on a net basis after redemptions in 2016

•	U.S. GAAP net income (loss) attributable to The Carlyle Group L.P. of $(9) million and $6 million, or $(0.16) and $(0.08) per common unit on a diluted basis, for Q4 2016 and 2016, respectively

•
$175 million in net charges within Global Market Strategies relating to losses in Vermillion Asset Management and separation from Claren Road Asset Management; Q4 2016 Distributable Earnings impact of $175 million and Economic Net Income impact of $75 million

•
Distributable Earnings of $7 million on a pre-tax basis for Q4 2016 and $652 million in 2016; excluding the net charges in Global Market Strategies, Distributable Earnings would have been $182 million for Q4 2016 and $827 million in 2016; Distributable Earnings per common unit of $0.00 in Q4 2016 and $1.85 in 2016, on a post-tax basis

•
Economic Net Income of $6 million and $306 million on a pre-tax basis and $0.02 and $0.76 million per Adjusted Unit on a post-tax basis in Q4 2016 and in 2016, respectively, driven by carry fund appreciation of 5% in Q4 2016 and 12% in 2016

Washington, DC – Global alternative asset manager The Carlyle Group L.P. (NASDAQ: CG) today reported its unaudited results for the fourth quarter and full year ended December 31, 2016.

Carlyle Co-CEO David M. Rubenstein said, “Our core business performed well in 2016, but obviously we are disappointed with the losses in our hedge fund business. We are focused on raising $100 billion in new capital over several years, scaling our global credit business, and performing well for our fund and unitholder investors.”

Carlyle Co-CEO William E. Conway, Jr. said, “We concluded an active 2016 with strong performance in the principal operating metrics of our economic model. We deployed a record amount of capital in 2016, and returned a record $30 billion to our carry fund investors. Our investment performance remained strong, as carry funds appreciated 12% during 2016, and 5% during the fourth quarter.”

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U.S. GAAP results for Q4 2016 and 2016 included income before provision for income taxes of $12 million and $45 million, and net income (loss) attributable to common unitholders through The Carlyle Group L.P. of $(9) million and $6 million, or net income (loss) per common unit of $(0.16) and $(0.08), on a diluted basis. Total balance sheet assets were $10 billion as of December 31, 2016.

Notable Impacts on Q4 2016 and Full Year 2016 Results
Included in our Q4 2016 and full year 2016 results are several impacts from ongoing litigation, losses in Vermillion Asset Management and giveback as well as our separation from Claren Road Asset Management. Specifically:

•
Losses in commodities: Our 2016 earnings results include $175 million in charges within Global Market Strategies relating to losses in Vermillion Asset Management (VAM), principally resulting from the misappropriation of petroleum commodities by third parties outside the U.S. from various VAM investment vehicles. During Q4 2016 we repurchased investor interests in one of the VAM vehicles for $100 million, settling potential claims and acquiring their rights to future recoveries. In Q3 2016, we reserved $100 million against U.S. GAAP and Economic Net Income, which was not reflected in Fee-Related Earnings or Distributable Earnings until Q4 2016. In total, U.S. GAAP, Economic Net Income, Fee-Related Earnings and Distributable Earnings were all negatively impacted by $175 million in 2016.

•	Insurance recovery: Q4 2016 results reflect the inclusion of approximately $25 million of insurance recoveries related to ongoing legal matters.

•
Transfer of Carlyle’s Interest in Claren Road Asset Management Back to Founders: During the fourth quarter, we agreed with Claren Road to transfer our ownership stake in Claren Road back to its founders. This transaction closed on January 31, 2017. We incurred approximately $25 million in charges to complete this transaction and it is reflected in our Q4 2016 results. In addition, we also completed the separation from Emerging Sovereign Group in Q4 2016 and have eliminated all hedge fund AUM from our metrics as of December 31, 2016.

The above items have all been attributed to GMS in our segment reporting. Our Q3 2016 U.S. GAAP and Economic Net Income results allocated the $100 million in charges across our business segments in accordance with our allocation policies, while results in Q4 2016 attribute all of the losses to the GMS segment and reverse the charges in our other business segments.

•
Legacy Energy Giveback: During Q4 2016, we realized the giveback obligations related to the second and third Legacy Energy funds, thereby reducing Distributable Earnings by $36 million in the quarter. The realization of these liabilities had no impact on GAAP earnings or Economic Net Income. Legacy Energy is included in our Real Assets segment.

Changes to Disclosure and Presentation of Key Performance Metrics
Investment funds and vehicles advised by Alpinvest Partners B.V. and Metropolitan Real Estate Equity Management, LLC, which comprise our Investment Solutions segment, are now included in our "carry funds" definition. Accordingly, they are now included in our Invested Capital, Realized Proceeds and Fund Appreciation metrics. We have recast metrics for 2016 and conformed all prior periods, including supplemental key metrics information available on our website. In addition, we have also adjusted the methodology for recognition of Invested Capital to an investment timing basis, rather than the timing of cash flows to and from our fund investors, to better reflect capital deployed by our funds during a given period. As a result, our Q4 2016 Invested Capital reflects a true-up of approximately $0.5 billion for capital invested in prior periods that had not been called from investors as of September 30, 2016.

Unitholder Distribution
The Board of Directors has declared a quarterly distribution of $0.16 per common unit to holders of record at the close of business on February 21, 2017, payable on February 28, 2017. For full year 2016, the Board of Directors declared $1.55 in aggregate distributions to common unitholders.
Distribution Policy
It is Carlyle’s intention to cause Carlyle Holdings to make quarterly distributions to its partners, including The Carlyle Group L.P.’s wholly owned subsidiaries, that will enable The Carlyle Group L.P. to pay a quarterly distribution of approximately 75% of Distributable Earnings per common unit, net of taxes and amounts payable under the tax receivable agreement, for the quarter. Carlyle’s general partner may adjust the distribution for amounts determined to be necessary or appropriate to provide for the conduct of its business, to make appropriate investments in its business and its funds or to comply with applicable law or any of its financing agreements, or to provide for future cash requirements such as tax-related payments, giveback obligations and distributions to unitholders for any ensuing quarter. The amount to be distributed could also be adjusted upward in any one quarter. The declaration and payment of any distributions is at the sole discretion of Carlyle’s general partner, which may change or eliminate the distribution policy at any time.

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Performance Metrics
Carlyle evaluates the underlying performance of its business on four key metrics: net funds raised, invested capital, fund appreciation and realized proceeds for fund investors. The table below highlights the results of these metrics for Q4 2016, and full year 2016 and 2015. Beginning in Q4 2016, and conforming prior periods, we now include Investment Solutions carry fund metrics in invested capital, realized proceeds and fund appreciation. Investment funds and vehicles in the Investment Solutions segment historically were only included in net funds raised.
During Q4 2016, Carlyle generated $2.7 billion of net funds raised. Carlyle raised gross new capital of $3.5 billion across its fund platform, which was partially offset by redemptions of $0.6 billion in our hedge fund partnerships and the return of $0.2 billion in fund investor capital related to our previously announced wind down of Diversified Global Asset Management. Carlyle raised gross new capital of $13.9 billion in 2016, compared to $22.5 billion in gross new capital raised in 2015.
During Q4 2016, Carlyle generated realized proceeds of $8.7 billion and invested $6.1 billion. For 2016, Carlyle generated a record $29.6 billion in realized proceeds and invested a record $17.9 billion.

Net Funds Raised					Invested Capital
Q4	$2.7 billion				Q4	$6.1 billion
	2016:	$8.2 bn	2015:	$16.4 bn		2016:	$17.9 bn	2015:	$14.0 bn

Realized Proceeds					Fund Appreciation
Q4	$8.7 billion				Q4	5%
	2016:	$29.6 bn	2015:	$28.9 bn		2016:	12%	2015:	12%

Note: Invested Capital, Realized Proceeds and Fund Appreciation reflect carry funds only. Invested Capital in Q4 2016 reflects a true-up of approximately $0.5 billion for investment activity in prior periods that had not been called from investors as of September 30, 2016.

Invested Capital (LTM)
($ billions)
$30
$25
$20
$15
$10
$5
$0
$7.4
$0.4
$1.9
$2.9
$0.3
$0.7
$4.3
$17.9
Buyout
Growth Capital
Real Estate
Natural Resources
Legacy Energy
GMS Carry Funds
Investment Solutions
Total
Realized Proceeds (LTM)
$30
$25
$20
$15
$10
$5
$0
$14.0
$0.8
$2.8
$2.4
$0.6
$0.4
$8.6
$29.6
Buyout
Growth Capital
Real Estate
Natural Resources
Legacy Energy
GMS Carry Funds
Investment Solutions
Total

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Carlyle Consolidated GAAP Results

Net income (loss) attributable to The Carlyle Group L.P. was $(9) million, or $(0.16) per common unit on a diluted basis, for Q4 2016 and $6 million, or $(0.08) per common unit on a diluted basis, for 2016, as compared to $(5) million, or $(0.06) per common unit on a diluted basis, for Q4 2015, and $(18) million, or $(0.30) per common unit on a diluted basis, for 2015.

•
Income (loss) before provision for income taxes(1) was $12 million and $(158) million for Q4 2016 and Q4 2015, respectively, and $45 million and $402 million for 2016 and 2015, respectively. The increase in income before provision for income taxes in Q4 2016 compared to Q4 2015 includes an increase in investment income of $26 million and a decrease in general, administrative and other expenses of $15 million due to intangible asset impairments in Q4 2015. As it relates to the full year, net performance fees increased $85 million, investment income increased $145 million, primarily due to our investments in NGP, and general, administrative and other expenses decreased by $192 million, primarily due to intangible asset impairment charges in 2015. These increases in income (loss) before provision for income taxes in 2016 as compared to 2015 were partially offset by charges for litigation and contingencies in 2016 in excess of charges in 2015. Both Q4 2016 and the full year 2016 saw an increase in base compensation due to the impact of the transaction with Claren Road (which is recorded in general, administrative and other indirect expenses in the segment results). Also affecting the change in both Q4 and annual periods is the deconsolidation of the fund of funds vehicles and hedge funds, as well as many of the CLOs, on January 1, 2016, as a result of the adoption of new U.S. GAAP consolidation guidance.

•
Net income (loss) attributable to The Carlyle Group L.P. was $(9) million or $(0.16) per common unit on a diluted basis for Q4 2016 and $6 million or $(0.08) per common unit on a diluted basis for 2016. For 2016, The Carlyle Group L.P. has $6 million of income despite a $(26) million loss attributable to Carlyle Holdings due to a benefit for income taxes attributable solely to The Carlyle Group L.P. For purposes of the diluted earnings per unit calculation, Carlyle Holdings partnership units are assumed to have converted to common units of The Carlyle Group L.P., and therefore, substantially all of the net loss of Carlyle Holdings is attributable to The Carlyle Group L.P. resulting in a diluted loss per common unit.

The Carlyle Group L.P.
Summary U.S. GAAP Condensed Consolidated Statements of Operations (Unaudited)

	Three Months Ended					Year Ended
	Dec 31, 2015	Mar 31, 2016	Jun 30, 2016	Sep 30, 2016	Dec 31, 2016	Dec 31, 2015	Dec 31, 2016
	(Dollars in millions, except per unit data)
Revenues
Fund management fees	$255.1	$289.5	$272.5	$255.1	$259.0	$1,085.2	$1,076.1
Total performance fees	203.6	145.2	210.9	214.7	181.0	824.9	751.8
Total investment income (loss)	8.7	(9.6)	65.3	70.5	34.3	15.2	160.5
Revenue from consolidated entities	245.7	53.3	54.3	61.7	92.7	1,062.3	262.0
All other revenues	2.7	4.7	5.0	5.3	8.9	18.6	23.9
Total revenues	715.8	483.1	608.0	607.3	575.9	3,006.2	2,274.3

Expenses
Base compensation	160.0	166.3	149.9	154.3	176.6	632.2	647.1
Equity-based compensation	87.0	75.4	109.0	81.4	68.8	378.0	334.6
Total performance fee related compensation	95.4	69.5	96.5	110.9	76.2	510.9	353.1
General, administrative and other expenses	173.6	82.3	91.4	188.9	158.5	712.8	521.1
Expenses from consolidated entities	267.8	46.8	84.0	114.4	90.9	1,183.9	336.1
Interest and other nonoperating expenses	18.7	19.1	16.1	11.9	3.0	50.6	50.1
Total expenses	802.5	459.4	546.9	661.8	574.0	3,468.4	2,242.1

Net investment gains (losses) of consolidated funds	(71.4)	(8.4)	6.7	4.8	10.0	864.4	13.1
Income (loss) before provision for income taxes	(158.1)	15.3	67.8	(49.7)	11.9	402.2	45.3
Provision (benefit) for income taxes	(10.3)	7.4	24.3	1.0	(2.7)	2.1	30.0
Net income (loss)	(147.8)	7.9	43.5	(50.7)	14.6	400.1	15.3
Net income (loss) attributable to non-controlling interests in consolidated entities	(119.6)	(2.3)	1.6	(29.1)	70.8	537.9	41.0
Net income (loss) attributable to Carlyle Holdings	(28.2)	10.2	41.9	(21.6)	(56.2)	(137.8)	(25.7)
Net income (loss) attributable to non-controlling interests in Carlyle Holdings	(23.6)	1.8	35.8	(22.4)	(47.3)	(119.4)	(32.1)
Net income (loss) attributable to The Carlyle Group L.P.	$(4.6)	$8.4	$6.1	$0.8	$(8.9)	$(18.4)	$6.4

Net income (loss) attributable to The Carlyle Group L.P. per common unit
Basic	$(0.06)	$0.10	$0.07	$0.01	$(0.11)	$(0.24)	$0.08
Diluted	$(0.06)	$0.01	$0.07	$(0.02)	$(0.16)	$(0.30)	$(0.08)

(1) Income (loss) before provision for income taxes is the GAAP measure that is most directly comparable to Economic Net Income (ENI) and Distributable Earnings, metrics which management uses to measure the performance of the business.  In most periods, income (loss) before provision for income taxes will be lower than ENI principally due to excluding from ENI equity compensation from equity issued in conjunction with the initial public offering, acquisitions and strategic investments, as well as other acquisition-related charges, including amortization of intangibles and impairment.  In periods of positive earnings, net income (loss) attributable to The Carlyle Group L.P. typically will be lower than ENI as net income (loss) attributable to The Carlyle Group L.P. only includes the portion of earnings (approximately 26% before taxes as of December 31, 2016) that is attributable to the public unitholders whereas the calculation of ENI reflects the adjusted earnings attributable to all unitholders.  A full reconciliation is included on page 33. See "Non-GAAP Financial Information and Other Key Terms" for additional information.

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Carlyle All Segment Results

•	Distributable Earnings (DE): $7 million for Q4 2016 and $652 million for 2016

◦
Distributable Earnings were $7 million for Q4 2016, or $0.00 per common unit on a post-tax basis, compared to $145 million for Q4 2015. Reducing Q4 2016 DE is the $175 million in net charges within Global Market Strategies (GMS) relating to losses in our commodities business and separation from Claren Road Asset Management, as well as the $36 million realized giveback for two Legacy Energy funds. DE was $652 million for 2016, 29% lower than 2015. Excluding the impact of the GMS charges, 2016 DE would have been $827 million.

◦
Fee-Related Earnings (FRE) were $(145) million for Q4 2016 relative to $43 million in Q4 2015, with the decline due primarily to the impact of the $175 million in net charges charges within GMS. Excluding the GMS charges, Q4 2016 FRE would have been $30 million compared to $43 million in Q4 2015, with the decline primarily attributable to lower management fees in CPE due to significant realization activities. FRE was $(19) million in 2016, or $156 million excluding the impact of GMS charges, 21% lower than 2015, primarily owing to a $64 million decline in catch-up management fees compared to 2015 due to the absence of large funds in fundraising during 2016.

◦
Realized Net Performance Fees were $136 million for Q4 2016, compared to $100 million for Q4 2015, due to strong public market exit activity. For Q4 2016, net realized performance fees included fees related to full or partial exits in Booz Allen, CommScope, Zodiac Pool and CVC, among others. Realized Net Performance Fees were $625 million in 2016, 21% lower than 2015.

◦
Realized Investment Income was $17 million in Q4 2016 and $45 million in 2016, with gains in U.S. Buyout, Natural Resources and U.S. Structured Credit, partially offset by realized losses in Urbplan Desenvolvimento Urbano S.A. ("Urbplan").

•
Economic Net Income (ENI): $6 million for Q4 2016 and $306 million in 2016. Excluding the impact of the GMS charges relating to our commodities business, pre-tax ENI would have been $481 million for 2016.

◦	Q4 2016 ENI was positively impacted by strong appreciation in our Europe Buyout and U.S. Real Estate funds. Net performance fees were $61 million in Q4 2016 compared to $109 million in Q4 2015.

◦	Carlyle generated $0.02 on a post-tax ENI basis for Q4 2016.

The Carlyle Group L.P. - All Segments	Quarter					Annual		% Change
$ in millions, except per unit data and where noted
	Q4 2015	Q1 2016	Q2 2016	Q3 2016	Q4 2016	2015	2016	QoQ	YoY	Annual

Revenues	491	451	533	540	436	2,132	1,959	(19)%	(11)%	(8)%

Expenses	418	363	374	486	430	1,736	1,653	(12)%	3%	(5)%

Economic Net Income	73	89	158	54	6	397	306	(90)%	(92)%	(23)%

Fee-Related Earnings	43	51	45	31	(145)	199	(19)	NM	NM	NM

Net Performance Fees	109	75	115	142	61	392	394	(57)%	(44)%	1%

Realized Net Performance Fees	100	70	233	186	136	789	625	(27)%	35%	(21)%

Distributable Earnings	145	129	288	228	7	923	652	(97)%	(95)%	(29)%

Distributable Earnings per common unit (after taxes)	$0.38	$0.35	$0.84	$0.66	$0.00	$2.73	$1.85
Distribution per common unit	$0.29	$0.26	$0.63	$0.50	$0.16	$2.07	$1.55

Total Assets Under Management ($ in billions)	182.6	178.1	175.6	169.1	157.6			(7)%	(14)%	(14)%

Fee-Earning Assets Under Management ($ in billions)	131.0	130.3	125.3	123.8	115.0			(7)%	(12)%	(12)%

Note: Totals may not sum due to rounding.

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Carry Fund Performance and Net Accrued Performance Fees
Carlyle's carry fund portfolio valuation increased 5% during Q4 2016 and 12% in 2016. Across our Corporate Private Equity, Real Assets and Global Market Strategies carry funds, the public and private portfolio both appreciated 4% during Q4 2016. The Investment Solutions carry funds appreciated 7% during Q4 2016. Fourth quarter carry fund valuations were positively impacted by strength in our second and third Europe Buyout funds, our fifth U.S. Buyout fund and our latest U.S. Real Estate fund, offset by 1% depreciation in our sixth U.S. Buyout fund (CP VI). The modest quarterly depreciation in CP VI is primarily attributable to the deployment of over $1.0 billion in new capital during the quarter at or below investment cost to account for transaction fees. CP VI appreciated 29% during 2016 and is now approximately 64% invested or committed.
As of December 31, 2016, net accrued performance fees of $1.1 billion were down from $1.2 billion at September 30, 2016 and $1.3 billion at December 31, 2015. The decline compared to Q4 2015 is primarily due to strong exit activity in Corporate Private Equity funds that realized carry throughout 2016.

	2014				2015				2016				Net Accrued Performance Fees
Fund Valuations ($ in millions)	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q4 2016
Overall Carry Fund Appreciation / (Depreciation) (1,2)	6%	5%	5%	3%	8%	3%	(1)%	2%	0%	4%	3%	5%

Corporate Private Equity (3)	8%	5%	3%	7%	8%	5%	(3)%	3%	1%	4%	3%	4%	$706
Buyout	8%	5%	3%	7%	9%	4%	(3)%	3%	1%	4%	3%	4%	$669
Growth Capital	0%	13%	8%	1%	3%	11%	0%	0%	(2)%	3%	0%	3%	$37

Real Assets (3)	2%	3%	2%	(8)%	2%	0%	(5)%	0%	1%	7%	4%	4%	$285
Real Estate	2%	4%	4%	8%	11%	4%	6%	6%	8%	8%	0%	3%	$250
Natural Resources (4)			3%	(8)%	1%	0%	(4)%	0%	(2)%	11%	12%	0%	$52
Legacy Energy	1%	2%	0%	(17)%	(3)%	(3)%	(17)%	(7)%	(3)%	3%	1%	9%	$(17)

Global Market Strategies Carry Funds (3)	3%	12%	6%	(2)%	3%	2%	(9)%	(4)%	(12)%	(2)%	0%	2%	$35

Investment Solutions Carry Funds (3)	6%	6%	9%	4%	13%	4%	4%	2%	0%	3%	2%	7%	$45

Net Accrued Performance Fees													$1,071
(1) Appreciation/(Depreciation) represents unrealized gain/(loss) for the period on a total return basis before fees and expenses. The percentage of return is calculated as: ending remaining investment fair market value plus net investment outflow (sales proceeds minus net purchases) minus beginning remaining investment fair market value divided by beginning remaining investment fair market value. Fund only, does not include co-investment.
(2) “Carry funds” generally refers to closed-end investment vehicles, in which commitments are drawn down over a specified investment period, and in which the general partner receives a special residual allocation of income from limited partners, which we refer to as carried interest, in the event that specified investment returns are achieved by the fund. Disclosures referring to carry funds will also include the impact of certain commitments which do not earn carried interest, but are either part of, or associated with our carry funds. The rate of carried interest, as well as the share of carried interest allocated to Carlyle, may vary across the carry fund platform. See "Non-GAAP Financial Info and Other Key Terms" for more information.
(3) We generally earn performance fees (or carried interest) from our carry funds representing a 20% allocation of profits generated on third-party capital after returning the invested capital, the allocation of preferred returns of generally 7% to 9% and return of certain fund costs. Our net interest in the performance fees after allocations to our investment professionals or other parties varies based on each fund. For our Corporate Private Equity, Global Market Strategies, Real Estate and Natural Resources carry funds (excluding NGP) our net interest in performance fees is generally 55%. Our net interest in the performance fees from the NGP carry funds ranges from 40% to 47.5%. Our net interest in the performance fees from our Legacy Energy carry funds generally ranges from 16% to 40%, with a weighted average of 18% based on remaining fair value invested as of December 31, 2016.
(4) Natural Resources is comprised of NGP, infrastructure, power and international energy funds.

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Assets Under Management and Remaining Fair Value of Capital

•	Total Assets Under Management: $157.6 billion as of Q4 2016 (-14% in 2016)

◦
Major drivers of change versus Q3 2016: Distributions (-$8.8 billion), divestments of Claren Road and ESG (-$4.7 billion), foreign exchange impact (-$3.3 billion) and net redemptions (-$0.7 billion), partially offset by market appreciation (+$4.5 billion) and commitments, net of expired capital (+$1.8 billion).

◦
Total Dry Powder of $50.1 billion as of Q4 2016, comprised of $17.5 billion in Corporate Private Equity, $11.6 billion in Real Assets, $6.8 billion in Global Market Strategies and $14.3 billion in Investment Solutions.

•	Fee-Earning Assets Under Management: $115.0 billion as of Q4 2016 (-12% in 2016)

◦
Major drivers of change versus Q3 2016: Net distributions and outflows (-$5.8 billion), divestments of Claren Road and ESG (-$4.4 billion), foreign exchange impact (-$2.3 billion), net redemptions (-$1.1 billion) and changes in CLO collateral balance (-$0.3 billion), partially offset by inflows, including fee-paying commitments (+$3.8 billion) and market appreciation (+$1.4 billion).

•	Remaining Fair Value of Capital was $107.5 billion as of Q4 2016, which includes:

◦	$56.1 billion across our Corporate Private Equity, Real Assets and Global Market Strategies carry funds

◦	$28.8 billion in our Investment Solutions carry funds, which includes fund, secondaries and co-investment strategies

◦	$20.4 billion in non-carry fund credit vehicles, which includes CLOs and our business development companies

Total Assets Under Management ($ billion)

Remaining Fair Value and Available Capital

Fee-Earning AUM

$56.1
$28.8
$20.4
$2.1
$107.5
$50.1
$157.6
Inv. Sols $43.1
GMS $29.4
RA $34.3
CPE $50.9
$115.0
Inv. Sols $27.1
GMS $24.1
RA $27.5
CPE $36.3
CPE/RA/ GMS Carry Funds
Investment Solutions Carry Funds
Credit [1] (Non-Carry Fund)
Other [2]
Total Remaining Fair Value
Available Capital
Total AUM
Fee-Earning AUM

Remaining Fair Value – Carry Funds

CPE/RA/GMS Carry Funds

GMS Carry Funds 4%
Legacy Energy 10%
Natural Resources 12%
Real Estate 14%
Growth Capital 6%
Buyout 53%
$56 billion

Aged 4+ Years [3]
32%

Publicly Traded
17%

In-Carry Ratio [4]
50%

Investment Solutions Carry Funds

MRE 4%
AlpInvest - Co-Investments 17%
AlpInvest - Secondary 16%
AlpInvest - Mezzanine 3%
AlpInvest - Primary 60%
$29 billion

Note: Data as of December 31, 2016. Totals may not sum due to rounding.
(1) Comprised of Structured Credit ($18.6 billion) and BDC ($1.8 billion).
(2) Comprised primarily of NGP Management Fee Funds ($2.1 billion).
(3) Reflects percentage of remaining fair value attributable to investments originated in 2012 or prior.
(4) Reflects percentage of remaining fair value attributable to funds or vehicles in an accrued carry position as of December 31, 2016.

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Non-GAAP Operating Results
Carlyle’s non-GAAP results for Q4 2016 are provided in the table below:

Carlyle Group Summary
$ in millions, except unit and per unit amounts

Economic Net Income	Q4 2016

Economic Net Income (Loss) (pre-tax)	$5.6
Less (Add): Provision (Benefit) for income taxes (1)	(0.8)

Economic Net Income (Loss), After Taxes	$6.4

Adjusted Units (in millions) (2)	330.2

Economic Net Income (Loss), After Taxes per Adjusted Unit	$0.02

Distributable Earnings

Distributable Earnings	$7.4
Less: Estimated foreign, state, and local taxes (3)	5.4

Distributable Earnings, After Taxes	$2.0

Allocating Distributable Earnings for only public unitholders of The Carlyle Group L.P.

Distributable Earnings to The Carlyle Group L.P.	$0.5
Less: Estimated current corporate income taxes (4)	1.2

Distributable Earnings to The Carlyle Group L.P. net of corporate income taxes	$(0.7)

Units in public float (in millions)(5)	85.7
Distributable Earnings, net, per The Carlyle Group L.P. common unit outstanding	$0.00	(6)

(1) Represents the implied provision for income taxes that was calculated using a similar methodology as that used in calculating the provision for income taxes for The Carlyle Group L.P., without any reduction for non-controlling interests.
(2) For information regarding our calculation of Adjusted Units, please see page 34.
(3) Represents the implied provision for current income taxes that was calculated using a similar methodology as that used in calculating the provision for current income taxes for The Carlyle Group L.P., without any reduction for non-controlling interests.
(4) Represents current corporate income taxes payable on Distributable Earnings allocated to Carlyle Holdings I GP Inc. and estimated current Tax Receivable Agreement payments owed.
(5) Includes 1,053,249 common units issued in February 2017 in connection with the vesting of deferred restricted common units. For purposes of this calculation, these common units have been added to the common units outstanding as of December 31, 2016 because they will be eligible to participate in the unitholder distribution. This amount does not reflect the repurchase of 11,490 common units that were pending settlement as of December 31, 2016 and have been subtracted from the common units outstanding for purposes of this calculation.
(6) Amount rounded to zero for presentation purposes.

Page | 8

Corporate Private Equity (CPE)

Net Funds Raised				Invested Capital				Realized Proceeds				Fund Appreciation
Q4	$0.0 billion			Q4	$2.6 billion			Q4	$3.6 billion			Q4	4%
2016:	$0.8 bn	2015:	$8.0 bn	2016:	$7.9 bn	2015:	$5.3 bn	2016:	$14.8 bn	2015:	$12.8 bn	2016:	11%	2015:	13%

Note: Invested capital, realized proceeds, and fund appreciation are for carry funds only.

•	Distributable Earnings (DE): $191 million for Q4 2016 and $739 million for 2016, compared to $798 million in 2015.

◦
Fee-Related Earnings (FRE) were $19 million for Q4 2016, compared to $17 million for Q4 2015. The increase in Q4 2016 was primarily driven by a $9 million decline in fee revenues, offset by a $7 million decrease in cash compensation expense and lower general and administrative expenses. FRE was $91 million for 2016, compared to $106 million for 2015, with the decrease primarily driven by a decrease in catch-up management fees.

◦
Realized Net Performance Fees were $159 million for Q4 2016, compared to $62 million for Q4 2015, with the increase primarily driven by higher realized proceeds of $3.6 billion in Q4 2016 relative to $2.3 billion in Q4 2015. Carlyle Partners V, Carlyle Europe Partners III and Carlyle Europe Partners II generated the majority of CPE's realized net performance fees in Q4 2016. Realized Net Performance Fees were $588 million for 2016, compared to $669 million for 2015.

◦
Realized Investment Income was $14 million for Q4 2016, compared to $1 million for Q4 2015. Results for Q4 2016 were primarily driven by realized gains on U.S. Buyout investments. Realized Investment Income was $60 million for 2016, compared to $23 million for 2015.

•
Economic Net Income (ENI): $71 million for Q4 2016 and $224 million for 2016, compared to $400 million for 2015. The 2016 decline relative to 2015 was largely attributable to lower fund appreciation of 11% in 2016 compared to 13% in 2015, and modestly lower FRE. A significant amount of fund appreciation in 2016 occurred in funds not yet in carry or funds within their catch up periods, limiting the overall impact on performance fees.

◦	CPE carry fund valuations increased 4% in Q4 2016 and increased 11% in 2016, compared to an increase of 3% in Q4 2015 and an increase of 13% in 2015.

◦
Net Performance Fees were $0 million for Q4 2016, compared to $87 million for Q4 2015. Net Performance Fees were $154 million for 2016, compared to $367 million for 2015. During Q4 2016, our latest vintage U.S. Buyout fund depreciated modestly, which offset appreciation in other CPE funds and led to lower performance fees relative to prior periods.

•	Total Assets Under Management (AUM): $51 billion as of Q4 2016 (-19% in 2016).

◦
Fee-Earning Assets Under Management of $36 billion were down 4% versus Q3 2016 and down 11% versus Q4 2015. Major drivers of change versus Q3 2016: Outflows, including distributions and basis step downs

(-$1.6 billion) and foreign exchange impact (-$0.6 billion), partially offset by inflows, including fee-paying commitments (+$0.6 billion) and market appreciation (+$0.1 billion).

Corporate Private Equity	Quarter					Annual		% Change
$ in millions, except per unit data and where noted
	Q4 2015	Q1 2016	Q2 2016	Q3 2016	Q4 2016	2015	2016	QoQ	YoY	Annual

Economic Net Income	63	32	58	63	71	400	224	12%	13%	(44)%

Fee-Related Earnings	17	32	23	17	19	106	91	12%	11%	(15)%

Net Performance Fees	87	19	33	101	0	367	154	(100)%	(100)%	(58)%

Realized Net Performance Fees	62	68	195	168	159	669	588	(5)%	155%	(12)%

Distributable Earnings	81	105	235	209	191	798	739	(8)%	137%	(7)%

Total Assets Under Management ($ in billions)	63.1	61.1	57.6	54.6	50.9			(7)%	(19)%	(19)%

Fee-Earning Assets Under Management ($ in billions)	40.9	40.9	38.9	37.8	36.3			(4)%	(11)%	(11)%

Note: Totals may not sum due to rounding.

Page | 9

Real Assets

Net Funds Raised				Invested Capital				Realized Proceeds				Fund Appreciation
Q4	$0.3 billion			Q4	$2.2 billion			Q4	$2.2 billion			Q4	4%
2016:	$1.2 bn	2015:	$3.9 bn	2016:	$5.1 bn	2015:	$3.1 bn	2016:	$5.8 bn	2015:	$4.8 bn	2016:	18%	2015:	(3)%

Note: Net funds raised excludes acquisitions. Invested capital, realized proceeds, and fund appreciation are for carry funds only. Invested capital in Q4 2016 reflects a true-up of approximately $0.5 billion for investment activity in prior periods that had not been called from investors as of September 30, 2016.

•	Distributable Earnings (DE): $(20) million for Q4 2016 and $49 million for 2016, compared to $153 million for 2015, excluding the impact of the Q1 2015 French tax judgment of $(80) million.

◦
Fee-Related Earnings (FRE) were $9 million for Q4 2016, compared to $22 million for Q4 2015. The decrease in Q4 2016 FRE is due to lower catch up management fees of $4 million and higher cash compensation and G&A expense as compared to Q4 2015. FRE was $54 million for 2016, compared to $72 million for 2015, with the decline largely owing to a $15 million decline in catch up management fees in 2016.

◦
Realized Net Performance Fees were $(30) million for Q4 2016, compared to $28 million for Q4 2015. The decrease in Q4 2016 is primarily due to the realization of $36 million in accrued giveback in two of our Legacy Energy funds and lower realized performance fees in our U.S. Real Estate funds. Realized Net Performance Fees were $16 million for 2016, compared to $95 million for 2015.

◦
Realized Investment Income (Loss) was $1 million for Q4 2016, compared to $1 million for Q4 2015. Results for Q4 2016 were positively impacted by gains in NGP Energy and Asia Real Estate, offset by losses in Urbplan. Realized loss was $(21) million in 2016, compared to $(14) million in 2015, excluding the impact of the Q1 2015 French tax judgment. The realized losses for both 2016 and 2015 were primarily attributable to losses in Urbplan.

•
Economic Net Income (ENI): $73 million for Q4 2016 and $217 million for 2016, compared to $68 million for 2015, excluding the impact of the Q1 2015 French tax judgment. The 2016 increase in ENI relative to 2015 was largely attributable to higher net performance fees in our Natural Resources carry funds.

◦	Real Assets carry fund valuations appreciated 4% in Q4 2016 and 18% for 2016. Real Estate valuations appreciated 19% during 2016, and Natural Resource carry fund valuations increased 24% during 2016.

◦
Net Performance Fees were $52 million for Q4 2016, compared to $26 million for Q4 2015. Net performance fees for Q4 2016 were positively impacted by appreciation in U.S. and Asia Real Estate funds, as well as a $23 million reduction in our Legacy Energy giveback accrual. Net Performance Fees were $208 million for 2016, compared to $26 million for 2015.

•	Total Assets Under Management (AUM): $34 billion for Q4 2016 (-10% in 2016).

◦	Funds Raised in Q4 2016 of $0.3 billion were driven by a follow-on closing in our new Core Plus real estate fund in addition to small inflows into certain international real estate funds and vehicles.

◦
Fee-Earning Assets Under Management of $27 billion in Q4 2016 declined by 5% versus Q3 2016 and decreased 11% versus Q4 2015. Major drivers of change versus Q3 2016: Outflows, including distributions (-$1.8 billion), partially offset by inflows, including fee-paying commitments (+$0.4 billion).

Real Assets	Quarter					Annual		% Change
$ in millions, except per unit data and where noted
	Q4 2015	Q1 2016	Q2 2016	Q3 2016	Q4 2016	2015	2016	QoQ	YoY	Annual

Economic Net Income (1)	39	62	79	4	73	68	217	1,808%	85%	221%

Fee-Related Earnings	22	16	15	14	9	72	54	(34)%	(58)%	(24)%

Net Performance Fees	26	54	74	28	52	26	208	84%	99%	702%

Realized Net Performance Fees	28	1	34	11	(30)	95	16	NM	NM	(84)%

Distributable Earnings (1)	51	20	39	10	(20)	153	49	NM	NM	(68)%

Total Assets Under Management ($ in billions)	38.0	36.7	37.5	35.7	34.3			(4)%	(10)%	(10)%

Fee-Earning Assets Under Management ($ in billions)	30.9	30.7	30.4	28.9	27.5			(5)%	(11)%	(11)%

(1) The YoY comparison excludes the impact of the Q1 2015 French tax judgment on Economic Net Income and Distributable Earnings.
Note: Totals may not sum due to rounding.

Page | 10

Global Market Strategies (GMS)

Net Funds Raised				Invested Capital				Realized Proceeds				Fund Appreciation
Q4	$1.3 billion			Q4	$0.4 billion			Q4	$0.1 billion			Q4	2%
2016:	$3.5 bn	2015:	$2.9 bn	2016:	$0.7 bn	2015:	$0.6 bn	2016:	$0.4 bn	2015:	$0.5 bn	2016:	(11)%	2015:	(8)%

Note: Net funds raised excludes acquisitions, but includes hedge funds and CLOs/other structured products. Invested capital, realized proceeds, and fund appreciation are for carry funds only.

•
During Q4 2016, GMS incurred $175 million in DE and FRE net charges associated with our commodities business and our separation from Claren Road Asset Management. See Page 2 for a full description of these charges.

•
Distributable Earnings (DE): $(169) million for Q4 2016 and $(157) million for 2016, compared to $39 million for 2015. Excluding the charges for 2016, DE was $6 million for Q4 2016 and $18 million for 2016.

◦
Fee-Related Earnings (FRE) were $(177) million, or $(2) million excluding charges for Q4 2016, compared to $3 million for Q4 2015. FRE was $(182) million, or $(7) million excluding charges for 2016, compared to $12 million for 2015. We expect FRE improvement in GMS in 2017 as a result of activating fees in recently raised carry funds and cost reductions related to the hedge funds, tempered by continued investment in building our global credit business.

◦	Realized Net Performance Fees were $6 million for Q4 2016, compared to $8 million for Q4 2015. Realized Net Performance Fees were $19 million for 2016, compared to $21 million for 2015.

◦	Realized Investment Income (Loss) was $2 million for Q4 2016, compared to $(1) million for Q4 2015. Realized Investment Income was $5 million for 2016, in line with 2015.

•
Economic Net Income (Loss) (ENI): $(155) million for Q4 2016 and $(159) million for 2016, compared to $(40) million for 2015, with the 2016 decline primarily due to the $175 million in net charges related to the commodities business and Claren Road separation, and lower FRE due to lower Fee Earning Assets Under Management in our hedge fund business.

◦	GMS carry fund valuations appreciated 2% in Q4 2016 and depreciated 11% in 2016, as compared to 4% depreciation in Q4 2015 and 8% depreciation in 2015.

◦	Net Performance Fees of $4 million for Q4 2016, compared to $(6) million for Q4 2015. Net Performance Fees were $20 million for 2016, compared to $(14) million for 2015.

•	Total Assets Under Management (AUM): $29 billion as of Q4 2016 (-17% in 2016).

◦	Fee-Earning AUM of $24 billion declined 17% versus Q3 2016 and declined 22% versus Q4 2015.

◦
GMS carry fund AUM ended Q4 2016 at $9.0 billion, an increase from $8.2 billion in Q3 2016. During the quarter, we had follow-on closings in Carlyle Structured Credit and our fourth Distressed Credit fund.

◦	Total structured credit AUM ended Q4 2016 at $18.6 billion, down from $19.0 billion in Q3 2016.

◦
Total AUM reflects no material amounts for hedge funds at the end of Q4 2016, versus $5.2 billion at Q3 2016 and $8.3 billion at Q4 2015. Total AUM as of December 31, 2016 reflects the return of $0.6 billion in gross redemptions to fund investors during Q4 2016, as well as $4.7 billion in divestments related to the transfer of Carlyle's ownership interests in both ESG and Claren Road back to their respective founders.

Global Market Strategies	Quarter					Annual		% Change
$ in millions, except per unit data and where noted
	Q4 2015	Q1 2016	Q2 2016	Q3 2016	Q4 2016	2015	2016	QoQ	YoY	Annual

Economic Net Income (Loss)	(22)	(6)	12	(11)	(155)	(40)	(159)	NM	NM	NM

Fee-Related Earnings	3	(1)	1	(5)	(177)	12	(182)	NM	NM	NM

Net Performance Fees	(6)	2	5	10	4	(14)	20	(60)%	167%	240%

Realized Net Performance Fees	8	1	5	8	6	21	19	(27)%	(32)%	(11)%

Distributable Earnings	11	1	7	4	(169)	39	(157)	NM	NM	NM

Total Assets Under Management ($ in billions)	35.3	34.0	34.7	34.1	29.4			(14)%	(17)%	(17)%

Fee-Earning Assets Under Management ($ in billions)	31.0	28.6	28.7	29.0	24.1			(17)%	(22)%	(22)%

Note: Totals may not sum due to rounding.

Page | 11

Investment Solutions

Net Funds Raised				Invested Capital				Realized Proceeds				Fund Appreciation
Q4	$1.1 billion			Q4	$0.9 billion			Q4	$2.8 billion			Q4	7%
2016:	$2.8 bn	2015:	$1.6 bn	2016:	$4.3 bn	2015:	$5.0 bn	2016:	$8.6 bn	2015:	$10.8 bn	2016:	12%	2015:	23%

Note: Net funds raised excludes acquisitions. Invested capital, realized proceeds, and fund appreciation are for carry funds only.

•	Distributable Earnings (DE): $4 million for Q4 2016 and $20 million for 2016, compared to $13 million for 2015.

◦
Fee-Related Earnings (FRE) were $3 million for Q4 2016, compared to $1 million for Q4 2015. The increase in Q4 2016 FRE was largely attributable to lower cash compensation expense, partially offset by slightly lower management fees. FRE was $18 million for 2016, compared to $9 million for 2015.

◦	Realized Net Performance Fees were $1 million for Q4 2016, compared to $2 million for Q4 2015. Realized Net Performance Fees were $2 million for 2016, compared to $4 million for 2015.

•
Economic Net Income (ENI) was $17 million for Q4 2016 and $24 million for 2016, compared to $5 million for 2015. The 2016 increase relative to 2015 was largely attributable to lower cash compensation and lower general and administrative expenses.

◦	Net Performance Fees were $5 million for Q4 2016, compared to $2 million in Q4 2015. Net Performance Fees were $13 million for 2016, compared to $13 million for 2015.

•
Total Assets Under Management (AUM) of $43.1 billion in Q4 2016 were 4% lower compared to Q3 2016 and 7% lower than Q4 2015. Major drivers of change versus Q3 2016: Distributions (-$2.8 billion), foreign exchange impact (-$2.1 billion) and net redemptions (-$0.1 billion), partially offset by market appreciation (+$2.5 billion) and commitments (+$1.1 billion).

◦	Funds raised during Q4 2016 include a follow-on closing for AlpInvest's sixth Secondaries fund and several separately managed accounts.

◦	During Q4 2016, DGAM's remaining AUM was reduced to zero with the final redemptions from the funds.

•
Fee-Earning Assets Under Management of $27.1 billion in Q4 2016 was 4% lower than Q3 2016 and was 7% lower than Q4 2015. Major drivers of change versus Q3 2016: Outflows, including distributions and basis step downs (-$2.4 billion), the impact of foreign exchange (-$1.4 billion) and net redemptions (-$0.6 billion), partially offset by inflows, including fee-paying commitments (+$2.2 billion) and market appreciation (+$1.1 billion).

Investment Solutions	Quarter					Annual		% Change
$ in millions, except per unit data and where noted
	Q4 2015	Q1 2016	Q2 2016	Q3 2016	Q4 2016	2015	2016	QoQ	YoY	Annual

Economic Net Income (Loss)	(7)	0	9	(3)	17	5	24	784%	331%	440%

Fee-Related Earnings	1	3	6	5	3	9	18	(35)%	230%	99%

Net Performance Fees	2	0	4	3	5	13	13	44%	172%	3%

Realized Net Performance Fees	2	1	1	1	1	4	2	80%	(40)%	(37)%

Distributable Earnings	3	4	7	6	4	13	20	(23)%	72%	58%

Total Assets Under Management ($ in billions)	46.2	46.3	45.7	44.7	43.1			(4)%	(7)%	(7)%

Fee-Earning Assets Under Management ($ in billions)	28.2	30.2	27.2	28.1	27.1			(4)%	(4)%	(4)%

Note: Totals may not sum due to rounding.

Page | 12

Balance Sheet Highlights
The amounts presented below exclude the effect of U.S. GAAP consolidation eliminations on investments and accrued performance fees, as well as cash and debt associated with Carlyle’s consolidated funds. All data is as of December 31, 2016.

•	Cash and Cash Equivalents and Corporate Treasury Investments(1) of $861 million.

•	On-balance sheet investments attributable to unitholders of $530 million, excluding the equity investment by Carlyle in NGP Energy Capital Management.

•
Net accrued performance fees attributable to unitholders of $1.1 billion. These performance fees are comprised of $2.5 billion of gross accrued performance fees, less $0.2 billion in accrued giveback obligation and $1.2 billion in accrued performance fee compensation and non-controlling interest.

•	Debt obligations, consisting of loans, senior notes, and promissory notes totaling $1.3 billion.

During Q4 2016, Carlyle repurchased and retired approximately 0.3 million units for an aggregate purchase price of $5.3 million. Cumulatively through December 31, 2016, Carlyle has repurchased and retired 3.7 million units for an aggregate purchase price of $58.9 million as part of its previously announced $200 million unit repurchase program, with the majority of repurchases done via open market transactions.

(1) Corporate Treasury investments represent investments in U.S. Treasury and government agency obligations, commercial paper, certificates of deposit, other investment grade securities and other investments with original maturities of greater than three months when purchased.
Conference Call
Carlyle will host a conference call at 8:30 a.m. EST on Wednesday, February 8, 2017, to announce its fourth quarter and full year 2016 financial results. The call may be accessed by dialing +1 (800) 850-2903 (U.S.) or +1 (253) 237-1169 (international) and referencing “The Carlyle Group Financial Results Call.” The conference call will be webcast simultaneously via a link on Carlyle’s investor relations website at ir.carlyle.com and an archived replay of the webcast also will be available on the website soon after the live call.
About The Carlyle Group
The Carlyle Group (NASDAQ: CG) is a global alternative asset manager with $158 billion of assets under management across 281 investment vehicles as of December 31, 2016. Carlyle’s purpose is to invest wisely and create value on behalf of its investors, many of whom are public pensions. Carlyle invests across four segments – Corporate Private Equity, Real Assets, Global Market Strategies and Investment Solutions – in Africa, Asia, Australia, Europe, the Middle East, North America and South America. Carlyle has expertise in various industries, including: aerospace, defense & government services, consumer & retail, energy, financial services, healthcare, industrial, real estate, technology & business services, telecommunications & media and transportation. The Carlyle Group employs more than 1,600 people in 35 offices across six continents.
Web: www.carlyle.com
Videos: www.youtube.com/onecarlyle
Tweets: www.twitter.com/onecarlyle
Podcasts: www.carlyle.com/about-carlyle/market-commentary
Contacts:
Public Market Investor Relations
Daniel Harris
Phone: 212-813-4527
daniel.harris@carlyle.com

Page | 13

Media
Elizabeth Gill
Phone: 202-729-5385
elizabeth.gill@carlyle.com

Forward Looking Statements
This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include, but are not limited to, statements related to our expectations regarding the performance of our business, our financial results, our liquidity and capital resources, contingencies, our distribution policy, and other non-historical statements. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. These statements are subject to risks, uncertainties and assumptions, including those described under the section entitled “Risk Factors” in our most recent Annual Report on Form 10-K, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in our filings with the SEC. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by applicable law.
This release does not constitute an offer for any Carlyle fund.

Page | 14

The Carlyle Group L.P.
GAAP Statement of Operations (Unaudited)

	Three Months Ended		Year Ended
	Dec 31, 2015	Dec 31, 2016	Dec 31, 2015	Dec 31, 2016
	(Dollars in millions, except unit and per unit data)
Revenues
Fund management fees	$255.1	$259.0	$1,085.2	$1,076.1
Performance fees
Realized	190.9	224.4	1,441.9	1,129.5
Unrealized	12.7	(43.4)	(617.0)	(377.7)
Total performance fees	203.6	181.0	824.9	751.8
Investment income (loss)
Realized	8.7	20.7	32.9	112.9
Unrealized	—	13.6	(17.7)	47.6
Total investment income (loss)	8.7	34.3	15.2	160.5
Interest and other income	2.7	8.9	18.6	23.9
Interest and other income of Consolidated Funds	232.8	59.1	975.5	166.9
Revenue of a consolidated real estate VIE	12.9	33.6	86.8	95.1
Total revenues	715.8	575.9	3,006.2	2,274.3

Expenses
Compensation and benefits
Base compensation	160.0	176.6	632.2	647.1
Equity-based compensation	87.0	68.8	378.0	334.6
Performance fee related
Realized	88.8	157.5	650.5	580.5
Unrealized	6.6	(81.3)	(139.6)	(227.4)
Total compensation and benefits	342.4	321.6	1,521.1	1,334.8
General, administrative and other expenses	173.6	158.5	712.8	521.1
Interest	14.4	15.0	58.0	61.3
Interest and other expenses of Consolidated Funds	247.6	41.2	1,039.3	128.5
Interest and other expenses of a consolidated real estate VIE	20.2	49.7	144.6	207.6
Other non-operating (income) expense	4.3	(12.0)	(7.4)	(11.2)
Total expenses	802.5	574.0	3,468.4	2,242.1

Other income (loss)
Net investment gains (losses) of Consolidated Funds	(71.4)	10.0	864.4	13.1

Income (loss) before provision for income taxes	(158.1)	11.9	402.2	45.3
Provision (benefit) for income taxes	(10.3)	(2.7)	2.1	30.0
Net income (loss)	(147.8)	14.6	400.1	15.3
Net income (loss) attributable to non-controlling interests in consolidated entities	(119.6)	70.8	537.9	41.0
Net income (loss) attributable to Carlyle Holdings	(28.2)	(56.2)	(137.8)	(25.7)
Net income (loss) attributable to non-controlling interests in Carlyle Holdings	(23.6)	(47.3)	(119.4)	(32.1)
Net income (loss) attributable to The Carlyle Group L.P.	$(4.6)	$(8.9)	$(18.4)	$6.4

Net income (loss) attributable to The Carlyle Group L.P. per common unit
Basic (1)	$(0.06)	$(0.11)	$(0.24)	$0.08
Diluted (2) (3)	$(0.06)	$(0.16)	$(0.30)	$(0.08)

Weighted-average common units
Basic	79,601,269	84,654,647	74,523,935	82,714,178
Diluted	79,601,269	309,337,312	298,739,382	308,522,990

(1) Excluded from net income (loss) attributable to The Carlyle Group L.P. was approximately $(0.2) million that was allocable to participating securities under the two-class method for the year ended December 31, 2015.
(2) Excluded from net income (loss) attributable to The Carlyle Group L.P. was approximately $1.7 million that was allocable to participating securities under the two-class method for the year ended December 31, 2015.
(3) Included in net income (loss) attributable to The Carlyle Group L.P. on a fully diluted basis is incremental net income (loss) from the assumed exchange of Carlyle Holdings partnership units of $(69.3) million for the year ended December 31, 2015, and $(40.7) million and $(32.1) million for the three months and year ended December 31, 2016, respectively.

Page | 15

Total Segment Information (Unaudited)
The following table sets forth information in the format used by management when making resource deployment decisions and in assessing the performance of our segments. The information below is the aggregate results of our four segments.

	Three Months Ended			Year Ended
Total Segments	Dec 31, 2015	Sep 30, 2016	Dec 31, 2016	Dec 31, 2015	Dec 31, 2016
	(Dollars in millions)
Segment Revenues
Fund level fee revenues
Fund management fees	$278.6	$260.4	$265.8	$1,197.9	$1,085.8
Portfolio advisory fees, net	3.1	3.8	3.8	15.4	16.6
Transaction fees, net	5.7	1.4	6.9	9.8	31.2
Total fee revenues	287.4	265.6	276.5	1,223.1	1,133.6
Performance fees
Realized	183.0	380.9	296.6	1,434.8	1,215.8
Unrealized	14.2	(125.9)	(158.2)	(525.1)	(464.1)
Total performance fees	197.2	255.0	138.4	909.7	751.7
Investment income (loss)
Realized	1.9	11.1	17.0	(64.8)	44.9
Unrealized	(1.0)	2.2	(2.5)	42.4	5.4
Total investment income (loss)	0.9	13.3	14.5	(22.4)	50.3
Interest income	3.4	2.5	2.2	4.8	10.2
Other income	2.0	3.1	3.9	17.2	12.8
Total revenues	490.9	539.5	435.5	2,132.4	1,958.6

Segment Expenses
Compensation and benefits
Direct base compensation	116.1	107.1	99.7	477.7	437.1
Indirect base compensation	38.3	36.9	49.1	172.1	164.2
Equity-based compensation	30.5	32.9	24.4	121.5	119.6
Performance fee related
Realized	82.8	194.6	161.0	646.3	590.5
Unrealized	5.1	(81.9)	(83.3)	(128.3)	(232.5)
Total compensation and benefits	272.8	289.6	250.9	1,289.3	1,078.9
General, administrative, and other indirect expenses	124.0	173.6	156.8	362.8	483.5
Depreciation and amortization expense	6.8	7.2	7.2	25.6	29.0
Interest expense	14.6	15.6	15.0	58.1	61.3
Total expenses	418.2	486.0	429.9	1,735.8	1,652.7

Economic Net Income	$72.7	$53.5	$5.6	$396.6	$305.9
(-) Net Performance Fees	109.3	142.3	60.7	391.7	393.7
(-) Investment Income (Loss)	0.9	13.3	14.5	(22.4)	50.3
(+) Equity-based compensation	30.5	32.9	24.4	121.5	119.6
(+) Reserve for Litigation and Contingencies	50.0	100.0	(100.0)	50.0	—
(=) Fee Related Earnings	$43.0	$30.8	$(145.2)	$198.8	$(18.5)
(+) Realized Net Performance Fees	100.2	186.3	135.6	788.5	625.3
(+) Realized Investment Income (Loss)	1.9	11.1	17.0	(64.8)	44.9
(=) Distributable Earnings	$145.1	$228.2	$7.4	$922.5	$651.7

Page | 16

Total Segment Information (Unaudited), cont.

	Three Months Ended
						Dec 31, 2016 vs.
Total Segments	Dec 31, 2015	Mar 31, 2016	Jun 30, 2016	Sep 30, 2016	Dec 31, 2016	Dec 31, 2015	Sep 30, 2016
	(Dollars in millions)
Economic Net Income
Revenues
Segment fee revenues
Fund management fees	$278.6	$279.9	$279.7	$260.4	$265.8	$(12.8)	$5.4
Portfolio advisory fees, net	3.1	3.2	5.8	3.8	3.8	0.7	—
Transaction fees, net	5.7	20.3	2.6	1.4	6.9	1.2	5.5
Total fee revenues	287.4	303.4	288.1	265.6	276.5	(10.9)	10.9
Performance fees
Realized	183.0	132.0	406.3	380.9	296.6	113.6	(84.3)
Unrealized	14.2	16.0	(196.0)	(125.9)	(158.2)	(172.4)	(32.3)
Total performance fees	197.2	148.0	210.3	255.0	138.4	(58.8)	(116.6)
Investment income (loss)
Realized	1.9	7.5	9.3	11.1	17.0	15.1	5.9
Unrealized	(1.0)	(13.9)	19.6	2.2	(2.5)	(1.5)	(4.7)
Total investment income (loss)	0.9	(6.4)	28.9	13.3	14.5	13.6	1.2
Interest income	3.4	3.0	2.5	2.5	2.2	(1.2)	(0.3)
Other income	2.0	3.1	2.7	3.1	3.9	1.9	0.8
Total revenues	490.9	451.1	532.5	539.5	435.5	(55.4)	(104.0)

Expenses
Compensation and benefits
Direct base compensation	116.1	121.8	108.5	107.1	99.7	(16.4)	(7.4)
Indirect base compensation	38.3	39.8	38.4	36.9	49.1	10.8	12.2
Equity-based compensation	30.5	31.4	30.9	32.9	24.4	(6.1)	(8.5)
Performance fee related
Realized	82.8	61.9	173.0	194.6	161.0	78.2	(33.6)
Unrealized	5.1	10.8	(78.1)	(81.9)	(83.3)	(88.4)	(1.4)
Total compensation and benefits	272.8	265.7	272.7	289.6	250.9	(21.9)	(38.7)
General, administrative, and other indirect expenses	124.0	74.4	78.7	173.6	156.8	32.8	(16.8)
Depreciation and amortization expense	6.8	7.3	7.3	7.2	7.2	0.4	—
Interest expense	14.6	15.2	15.5	15.6	15.0	0.4	(0.6)
Total expenses	418.2	362.6	374.2	486.0	429.9	11.7	(56.1)

Economic Net Income	$72.7	$88.5	$158.3	$53.5	$5.6	$(67.1)	$(47.9)
(-) Net Performance Fees	109.3	75.3	115.4	142.3	60.7	(48.6)	(81.6)
(-) Investment Income (Loss)	0.9	(6.4)	28.9	13.3	14.5	13.6	1.2
(+) Equity-based compensation	30.5	31.4	30.9	32.9	24.4	(6.1)	(8.5)
(+) Reserve for Litigation and Contingencies	50.0	—	—	100.0	(100.0)	(150.0)	(200.0)
(=) Fee Related Earnings	$43.0	$51.0	$44.9	$30.8	$(145.2)	$(188.2)	$(176.0)
(+) Realized Net Performance Fees	100.2	70.1	233.3	186.3	135.6	35.4	(50.7)
(+) Realized Investment Income	1.9	7.5	9.3	11.1	17.0	15.1	5.9
(=) Distributable Earnings	$145.1	$128.6	$287.5	$228.2	$7.4	$(137.7)	$(220.8)

Page | 17

Corporate Private Equity Segment Results (Unaudited)

	Three Months Ended
						Dec 31, 2016 vs.
Corporate Private Equity	Dec 31, 2015	Mar 31, 2016	Jun 30, 2016	Sep 30, 2016	Dec 31, 2016	Dec 31, 2015	Sep 30, 2016
	(Dollars in millions)

Revenues
Segment fee revenues
Fund management fees	$133.9	$127.2	$126.8	$122.9	$122.0	$(11.9)	$(0.9)
Portfolio advisory fees, net	3.0	3.1	5.2	2.9	3.3	0.3	0.4
Transaction fees, net	4.0	20.3	2.6	1.4	6.9	2.9	5.5
Total fee revenues	140.9	150.6	134.6	127.2	132.2	(8.7)	5.0
Performance fees
Realized	108.4	126.2	337.9	311.1	285.3	176.9	(25.8)
Unrealized	59.9	(93.1)	(278.9)	(124.2)	(281.3)	(341.2)	(157.1)
Total performance fees	168.3	33.1	59.0	186.9	4.0	(164.3)	(182.9)
Investment income (Loss)
Realized	1.3	4.5	18.0	24.1	13.7	12.4	(10.4)
Unrealized	(0.6)	(6.1)	3.0	(9.6)	1.7	2.3	11.3
Total investment income (Loss)	0.7	(1.6)	21.0	14.5	15.4	14.7	0.9
Interest income	0.6	0.9	0.9	0.9	0.7	0.1	(0.2)
Other income	1.7	1.5	1.2	1.3	2.0	0.3	0.7
Total revenues	312.2	184.5	216.7	330.8	154.3	(157.9)	(176.5)

Expenses
Compensation and benefits
Direct base compensation	54.9	59.8	53.3	52.7	45.0	(9.9)	(7.7)
Indirect base compensation	20.4	19.6	18.2	17.8	23.2	2.8	5.4
Equity-based compensation	15.5	17.8	18.4	19.8	13.3	(2.2)	(6.5)
Performance fee related
Realized	46.1	58.6	143.3	143.5	126.7	80.6	(16.8)
Unrealized	35.1	(44.7)	(117.4)	(57.8)	(122.7)	(157.8)	(64.9)
Total compensation and benefits	172.0	111.1	115.8	176.0	85.5	(86.5)	(90.5)
General, administrative, and other indirect expenses	66.5	30.9	32.0	81.4	(12.4)	(78.9)	(93.8)
Depreciation and amortization expense	3.5	3.4	3.4	3.4	3.4	(0.1)	—
Interest expense	7.7	6.9	7.3	7.0	7.0	(0.7)	—
Total expenses	249.7	152.3	158.5	267.8	83.5	(166.2)	(184.3)

Economic Net Income	$62.5	$32.2	$58.2	$63.0	$70.8	$8.3	$7.8
(-) Net Performance Fees	87.1	19.2	33.1	101.2	—	(87.1)	(101.2)
(-) Investment Income (Loss)	0.7	(1.6)	21.0	14.5	15.4	14.7	0.9
(+) Equity-based compensation	15.5	17.8	18.4	19.8	13.3	(2.2)	(6.5)
(+) Reserve for Litigation and Contingencies	26.8	—	—	49.8	(49.8)	(76.6)	(99.6)
(=) Fee Related Earnings	$17.0	$32.4	$22.5	$16.9	$18.9	$1.9	$2.0
(+) Realized Net Performance Fees	62.3	67.6	194.6	167.6	158.6	96.3	(9.0)
(+) Realized Investment Income	1.3	4.5	18.0	24.1	13.7	12.4	(10.4)
(=) Distributable Earnings	$80.6	$104.5	$235.1	$208.6	$191.2	$110.6	$(17.4)

Page | 18

Real Assets Segment Results (Unaudited)

	Three Months Ended
						Dec 31, 2016 vs.
Real Assets	Dec 31, 2015	Mar 31, 2016	Jun 30, 2016	Sep 30, 2016	Dec 31, 2016	Dec 31, 2015	Sep 30, 2016
	(Dollars in millions)

Revenues
Segment fee revenues
Fund management fees	$58.8	$65.2	$66.5	$60.3	$59.1	$0.3	$(1.2)
Portfolio advisory fees, net	—	—	0.1	—	0.1	0.1	0.1
Transaction fees, net	1.7	—	—	—	—	(1.7)	—
Total fee revenues	60.5	65.2	66.6	60.3	59.2	(1.3)	(1.1)
Performance fees
Realized	50.7	1.8	58.8	19.2	(26.7)	(77.4)	(45.9)
Unrealized	(4.2)	97.7	66.1	2.0	108.2	112.4	106.2
Total performance fees	46.5	99.5	124.9	21.2	81.5	35.0	60.3
Investment income (loss)
Realized	1.1	2.2	(9.5)	(14.1)	0.8	(0.3)	14.9
Unrealized	4.7	(4.7)	6.7	4.5	(5.1)	(9.8)	(9.6)
Total investment income (loss)	5.8	(2.5)	(2.8)	(9.6)	(4.3)	(10.1)	5.3
Interest income	0.1	0.5	0.4	0.4	0.4	0.3	—
Other income	0.2	0.4	0.2	0.4	0.6	0.4	0.2
Total revenues	113.1	163.1	189.3	72.7	137.4	24.3	64.7

Expenses
Compensation and benefits
Direct base compensation	13.6	20.2	18.0	17.2	16.7	3.1	(0.5)
Indirect base compensation	8.5	9.2	10.1	8.9	10.9	2.4	2.0
Equity-based compensation	5.4	6.2	7.0	7.1	6.0	0.6	(1.1)
Performance fee related
Realized	22.5	0.8	25.3	8.7	2.8	(19.7)	(5.9)
Unrealized	(2.1)	44.8	26.1	(15.7)	26.7	28.8	42.4
Total compensation and benefits	47.9	81.2	86.5	26.2	63.1	15.2	36.9
General, administrative, and other indirect expenses	22.2	14.9	18.6	37.2	(3.6)	(25.8)	(40.8)
Depreciation and amortization expense	1.2	1.5	1.5	1.4	1.5	0.3	0.1
Interest expense	2.7	4.0	4.0	4.1	3.9	1.2	(0.2)
Total expenses	74.0	101.6	110.6	68.9	64.9	(9.1)	(4.0)

Economic Net Income	$39.1	$61.5	$78.7	$3.8	$72.5	$33.4	$68.7
(-) Net Performance Fees	26.1	53.9	73.5	28.2	52.0	25.9	23.8
(-) Investment Income (Loss)	5.8	(2.5)	(2.8)	(9.6)	(4.3)	(10.1)	5.3
(+) Equity-based compensation	5.4	6.2	7.0	7.1	6.0	0.6	(1.1)
(+) Reserve for Litigation and Contingencies	9.2	—	—	21.6	(21.6)	(30.8)	(43.2)
(=) Fee Related Earnings	$21.8	$16.3	$15.0	$13.9	$9.2	$(12.6)	$(4.7)
(+) Realized Net Performance Fees	28.2	1.0	33.5	10.5	(29.5)	(57.7)	(40.0)
(+) Realized Investment Income (Loss)	1.1	2.2	(9.5)	(14.1)	0.8	(0.3)	14.9
(=) Distributable Earnings	$51.1	$19.5	$39.0	$10.3	$(19.5)	$(70.6)	$(29.8)

Page | 19

Global Market Strategies Segment Results (Unaudited)

	Three Months Ended
						Dec 31, 2016 vs.
Global Market Strategies	Dec 31, 2015	Mar 31, 2016	Jun 30, 2016	Sep 30, 2016	Dec 31, 2016	Dec 31, 2015	Sep 30, 2016
	(Dollars in millions)

Revenues
Segment fee revenues
Fund management fees	$48.1	$51.1	$52.2	$44.1	$48.1	$—	$4.0
Portfolio advisory fees, net	0.1	0.1	0.5	0.1	0.4	0.3	0.3
Transaction fees, net	—	—	—	—	—	—	—
Total fee revenues	48.2	51.2	52.7	44.2	48.5	0.3	4.3
Performance fees
Realized	13.0	1.8	5.4	14.3	15.1	2.1	0.8
Unrealized	(23.0)	(0.3)	1.8	3.1	(3.4)	19.6	(6.5)
Total performance fees	(10.0)	1.5	7.2	17.4	11.7	21.7	(5.7)
Investment income (loss)
Realized	(0.5)	0.8	0.8	1.1	2.4	2.9	1.3
Unrealized	(5.0)	(2.1)	9.9	7.1	0.4	5.4	(6.7)
Total investment income (loss)	(5.5)	(1.3)	10.7	8.2	2.8	8.3	(5.4)
Interest income	2.6	1.5	1.1	1.1	1.0	(1.6)	(0.1)
Other income	0.2	1.1	1.2	1.2	1.2	1.0	—
Total revenues	35.5	54.0	72.9	72.1	65.2	29.7	(6.9)

Expenses
Compensation and benefits
Direct base compensation	25.9	23.2	22.2	20.9	21.1	(4.8)	0.2
Indirect base compensation	6.2	8.2	7.0	7.5	9.9	3.7	2.4
Equity-based compensation	4.5	5.0	4.4	4.4	3.8	(0.7)	(0.6)
Performance fee related
Realized	4.8	0.8	0.7	6.6	9.5	4.7	2.9
Unrealized	(9.1)	(1.1)	2.0	1.3	(1.6)	7.5	(2.9)
Total compensation and benefits	32.3	36.1	36.3	40.7	42.7	10.4	2.0
General, administrative, and other indirect expenses	20.7	19.2	20.2	37.7	172.9	152.2	135.2
Depreciation and amortization expense	1.3	1.5	1.6	1.5	1.6	0.3	0.1
Interest expense	2.7	2.7	2.8	3.0	2.8	0.1	(0.2)
Total expenses	57.0	59.5	60.9	82.9	220.0	163.0	137.1

Economic Net Income (Loss)	$(21.5)	$(5.5)	$12.0	$(10.8)	$(154.8)	$(133.3)	$(144.0)
(-) Net Performance Fees	(5.7)	1.8	4.5	9.5	3.8	9.5	(5.7)
(-) Investment Income (Loss)	(5.5)	(1.3)	10.7	8.2	2.8	8.3	(5.4)
(+) Equity-based compensation	4.5	5.0	4.4	4.4	3.8	(0.7)	(0.6)
(+) Reserve for Litigation and Contingencies	9.0	—	—	19.0	(19.0)	(28.0)	(38.0)
(=) Fee Related Earnings (Loss)	$3.2	$(1.0)	$1.2	$(5.1)	$(176.6)	$(179.8)	$(171.5)
(+) Realized Net Performance Fees	8.2	1.0	4.7	7.7	5.6	(2.6)	(2.1)
(+) Realized Investment Income (Loss)	(0.5)	0.8	0.8	1.1	2.4	2.9	1.3
(=) Distributable Earnings	$10.9	$0.8	$6.7	$3.7	$(168.6)	$(179.5)	$(172.3)

Page | 20

Investment Solutions Segment Results (Unaudited)

	Three Months Ended
						Dec 31, 2016 vs.
Investment Solutions	Dec 31, 2015	Mar 31, 2016	Jun 30, 2016	Sep 30, 2016	Dec 31, 2016	Dec 31, 2015	Sep 30, 2016
	(Dollars in millions)

Revenues
Segment fee revenues
Fund management fees	$37.8	$36.4	$34.2	$33.1	$36.6	$(1.2)	$3.5
Portfolio advisory fees, net	—	—	—	0.8	—	—	(0.8)
Transaction fees, net	—	—	—	—	—	—	—
Total fee revenues	37.8	36.4	34.2	33.9	36.6	(1.2)	2.7
Performance fees
Realized	10.9	2.2	4.2	36.3	22.9	12.0	(13.4)
Unrealized	(18.5)	11.7	15.0	(6.8)	18.3	36.8	25.1
Total performance fees	(7.6)	13.9	19.2	29.5	41.2	48.8	11.7
Investment income (loss)
Realized	—	—	—	—	0.1	0.1	0.1
Unrealized	(0.1)	(1.0)	—	0.2	0.5	0.6	0.3
Total investment income (loss)	(0.1)	(1.0)	—	0.2	0.6	0.7	0.4
Interest income	0.1	0.1	0.1	0.1	0.1	—	—
Other income	(0.1)	0.1	0.1	0.2	0.1	0.2	(0.1)
Total revenues	30.1	49.5	53.6	63.9	78.6	48.5	14.7

Expenses
Compensation and benefits
Direct base compensation	21.7	18.6	15.0	16.3	16.9	(4.8)	0.6
Indirect base compensation	3.2	2.8	3.1	2.7	5.1	1.9	2.4
Equity-based compensation	5.1	2.4	1.1	1.6	1.3	(3.8)	(0.3)
Performance fee related
Realized	9.4	1.7	3.7	35.8	22.0	12.6	(13.8)
Unrealized	(18.8)	11.8	11.2	(9.7)	14.3	33.1	24.0
Total compensation and benefits	20.6	37.3	34.1	46.7	59.6	39.0	12.9
General, administrative, and other indirect expenses	14.6	9.4	7.9	17.3	(0.1)	(14.7)	(17.4)
Depreciation and amortization expense	0.8	0.9	0.8	0.9	0.7	(0.1)	(0.2)
Interest expense	1.5	1.6	1.4	1.5	1.3	(0.2)	(0.2)
Total expenses	37.5	49.2	44.2	66.4	61.5	24.0	(4.9)

Economic Net Income (Loss)	$(7.4)	$0.3	$9.4	$(2.5)	$17.1	$24.5	$19.6
(-) Net Performance Fees	1.8	0.4	4.3	3.4	4.9	3.1	1.5
(-) Investment Income (Loss)	(0.1)	(1.0)	—	0.2	0.6	0.7	0.4
(+) Equity-based compensation	5.1	2.4	1.1	1.6	1.3	(3.8)	(0.3)
(+) Reserve for Litigation and Contingencies	5.0	—	—	9.6	(9.6)	(14.6)	(19.2)
(=) Fee Related Earnings	$1.0	$3.3	$6.2	$5.1	$3.3	$2.3	$(1.8)
(+) Realized Net Performance Fees	1.5	0.5	0.5	0.5	0.9	(0.6)	0.4
(+) Realized Investment Income	—	—	—	—	0.1	0.1	0.1
(=) Distributable Earnings	$2.5	$3.8	$6.7	$5.6	$4.3	$1.8	$(1.3)

Page | 21

Total Assets Under Management Roll Forward (Unaudited)

	Corporate Private Equity			Real Assets			Global Market Strategies (9)			Investment Solutions (10)			Total
(USD in millions)	Available Capital	Fair Value of Capital	Total AUM	Available Capital	Fair Value of Capital	Total AUM	Available Capital	Fair Value of Capital	Total AUM	Available Capital	Fair Value of Capital	Total AUM	Available Capital	Fair Value of Capital	Total AUM
Balance, As of September 30, 2016	$20,683	$33,887	$54,570	$13,385	$22,331	$35,716	$6,134	$28,010	$34,144	$14,233	$30,475	$44,708	$54,435	$114,703	$169,138
Acquisitions/(Divestments) (1)	—	—	—	—	—	—	—	(4,707)	(4,707)	—	—	—	—	(4,707)	(4,707)
Commitments (2)	(398)	—	(398)	260	—	260	880	—	880	1,067	—	1,067	1,809	—	1,809
Capital Called, net (3)	(2,864)	2,803	(61)	(1,822)	1,679	(143)	(291)	344	53	(873)	783	(90)	(5,850)	5,609	(241)
Distributions (4)	386	(3,778)	(3,392)	(240)	(2,300)	(2,540)	51	(117)	(66)	121	(2,961)	(2,840)	318	(9,156)	(8,838)
Subscriptions, net of Redemptions (5)	—	—	—	—	—	—	—	(527)	(527)	—	(148)	(148)	—	(675)	(675)
Changes in CLO collateral balances (6)	—	—	—	—	—	—	—	(51)	(51)	—	—	—	—	(51)	(51)
Market Appreciation/(Depreciation) (7)	—	974	974	—	1,038	1,038	—	37	37	—	2,455	2,455	—	4,504	4,504
Foreign Exchange and other (8)	(308)	(521)	(829)	(10)	(69)	(79)	—	(364)	(364)	(254)	(1,806)	(2,060)	(572)	(2,760)	(3,332)
Balance, As of December 31, 2016	$17,499	$33,365	$50,864	$11,573	$22,679	$34,252	$6,774	$22,625	$29,399	$14,294	$28,798	$43,092	$50,140	$107,467	$157,607

Balance, As of December 31, 2015	$24,212	$38,932	$63,144	$15,861	$22,130	$37,991	$3,751	$31,504	$35,255	$14,193	$32,012	$46,205	$58,017	$124,578	$182,595
Acquisitions/(Divestments) (1)	—	—	—	—	—	—	—	(4,707)	(4,707)	—	—	—	—	(4,707)	(4,707)
Commitments (2)	(2,118)	—	(2,118)	296	—	296	3,466	—	3,466	3,945	—	3,945	5,589	—	5,589
Capital Called, net (3)	(5,866)	5,417	(449)	(4,940)	4,443	(497)	(620)	814	194	(4,153)	3,834	(319)	(15,579)	14,508	(1,071)
Distributions (4)	1,266	(14,176)	(12,910)	356	(7,200)	(6,844)	177	(501)	(324)	412	(9,046)	(8,634)	2,211	(30,923)	(28,712)
Subscriptions, net of Redemptions (5)	—	—	—	—	—	—	—	(2,874)	(2,874)	—	(1,792)	(1,792)	—	(4,666)	(4,666)
Changes in CLO collateral balances (6)	—	—	—	—	—	—	—	(661)	(661)	—	—	—	—	(661)	(661)
Market Appreciation/(Depreciation) (7)	—	3,224	3,224	—	3,317	3,317	—	(1,046)	(1,046)	—	4,650	4,650	—	10,145	10,145
Foreign Exchange and other (8)	5	(32)	(27)	—	(11)	(11)	—	96	96	(103)	(860)	(963)	(98)	(807)	(905)
Balance, As of December 31, 2016	$17,499	$33,365	$50,864	$11,573	$22,679	$34,252	$6,774	$22,625	$29,399	$14,294	$28,798	$43,092	$50,140	$107,467	$157,607
(1) Divestment activity represents ESG assets which were transferred to the ESG founders in a transaction that closed in October 2016 and Claren Road assets which were transferred to the Claren Road founders in a transaction that closed in January 2017.
(2) Represents capital raised by our carry funds and NGP management fee funds, net of expired available capital.
(3) Represents capital called by our carry funds and NGP management fee funds, net of fund fees and expenses and investments in our business development companies. Invested capital amounts may vary from capital called due to timing differences between investment acquisition and capital call dates.
(4) Represents distributions from our carry funds and NGP management fee funds, net of amounts recycled and distributions from our business development companies. Distributions are based on when proceeds are actually distributed to investors, which may differ from when they are realized.
(5) Represents the net result of subscriptions to and redemptions from our hedge funds, mutual fund, and fund of hedge funds vehicles.
(6) Represents the change in the aggregate collateral balance and principal cash at par of the CLOs/structured products.
(7) Market Appreciation/(Depreciation) represents realized and unrealized gains (losses) on portfolio investments and changes in the net asset value of our hedge funds, mutual fund, and fund of hedge funds vehicles. Appreciation for the fourth quarter of 2016 was driven by 4% appreciation in the public portfolio ($0.5 billion) and 4% appreciation ($1.3 billion) in the private portfolio of our Corporate Private Equity, Real Assets, and Global Market Strategies carry funds, in addition to $2.5 billion of appreciation in our Investment Solutions carry funds. Appreciation for the twelve months ended December 31, 2016 was primarily driven by appreciation in the private and public portfolios of our Corporate Private Equity, Real Assets, and Global Market Strategies carry funds of $3.8 billion (11%) and $2.5 billion (17%), respectively. Remaining market appreciation was driven by appreciation of $4.7 billion in our Investment Solutions carry funds, partially offset by depreciation in our hedge funds and NGP management fee funds.
(8) Represents the impact of foreign exchange rate fluctuations on the translation of our non-U.S. dollar denominated funds and other changes in AUM. Activity during the period is translated at the average rate for the period. Ending balances are translated at the spot rate as of the period end.
(9) Ending balance is comprised of approximately $18.6 billion from our structured credit/other structured product funds, $9.0 billion (including $6.8 billion of Available Capital) in our carry funds, and $1.8 billion from our business development companies.
(10) The fair market values for our Investment Solutions carry funds are based on the latest available valuations of the underlying limited partnership interests (in most cases as of September 30, 2016) as provided by their general partners, plus the net cash flows since the latest valuation, up to December 31, 2016.

Page | 22

Fee-Earning AUM Roll Forward (Unaudited)

	Three Months Ended December 31, 2016
(USD in millions)	Corporate Private Equity	Real Assets (8)	Global Market Strategies	Investment Solutions	Total
Fee-earning AUM
Balance, Beginning of Period	$37,785	$28,905	$28,967	$28,095	$123,752
Acquisitions/(Divestments) (1)	—	—	(4,356)	—	(4,356)
Inflows, including Fee-paying Commitments (2)	570	353	633	2,200	3,756
Outflows, including Distributions (3)	(1,560)	(1,771)	(74)	(2,383)	(5,788)
Subscriptions, net of Redemptions (4)	—	—	(498)	(582)	(1,080)
Changes in CLO collateral balances (5)	—	—	(314)	—	(314)
Market Appreciation/(Depreciation) (6)	132	14	96	1,124	1,366
Foreign Exchange and other (7)	(600)	(14)	(328)	(1,400)	(2,342)
Balance, End of Period	$36,327	$27,487	$24,126	$27,054	$114,994

	For the Twelve Months Ended December 31, 2016
(USD in millions)	Corporate Private Equity	Real Assets (8)	Global Market Strategies	Investment Solutions	Total
Fee-earning AUM
Balance, Beginning of Period	$40,926	$30,905	$30,972	$28,191	$130,994
Acquisitions/(Divestments) (1)	—	—	(4,356)	—	(4,356)
Inflows, including Fee-paying Commitments (2)	1,171	1,514	1,901	7,213	11,799
Outflows, including Distributions (3)	(5,460)	(4,860)	(668)	(6,150)	(17,138)
Subscriptions, net of Redemptions (4)	—	—	(2,764)	(2,166)	(4,930)
Changes in CLO collateral balances (5)	—	—	(714)	—	(714)
Market Appreciation/(Depreciation) (6)	(220)	28	(475)	594	(73)
Foreign Exchange and other (7)	(90)	(100)	230	(628)	(588)
Balance, End of Period	$36,327	$27,487	$24,126	$27,054	$114,994

(1) Divestment activity represents ESG assets which were transferred to the ESG founders in a transaction that closed in October 2016 and Claren Road assets which were transferred to the Claren Road founders in a transaction that closed in January 2017.
(2) Inflows represent limited partner capital raised and capital invested by our carry funds and NGP management fee funds outside the investment period, weighted-average investment period or commitment fee period. Inflows do not include amounts raised of $4.1 billion for which fees have not yet commenced.
(3) Outflows represent limited partner distributions from our carry funds and NGP management fee funds, changes in basis for our carry funds where the investment period, weighted-average investment period or commitment fee period has expired, and reductions for funds that are no longer calling for fees.
(4) Represents the net result of subscriptions to and redemptions from our hedge funds, mutual fund and fund of hedge funds vehicles.
(5) Represents the change in the aggregate Fee-earning collateral balances at par of our CLOs/structured products, as of the quarterly cut-off dates.
(6) Market Appreciation/(Depreciation) represents changes in the net asset value of our hedge funds, mutual fund and fund of hedge funds vehicles, and realized and unrealized gains (losses) on portfolio investments in our carry funds based on the lower of cost or fair value and net asset value.
(7) Includes activity of funds with fees based on gross asset value. Represents the impact of foreign exchange rate fluctuations on the translation of our non-U.S. dollar denominated funds. Activity during the period is translated at the average rate for the period. Ending balances are translated at the spot rate as of the period end.
(8) Energy II, Energy III, Energy IV, Renew I, and Renew II (collectively, the “Legacy Energy Funds”), are managed with Riverstone Holdings LLC and its affiliates. Affiliates of both Carlyle and Riverstone act as investment advisers to each of the Legacy Energy Funds. With the exception of Energy IV and Renew II, where Carlyle has a minority representation on the funds’ management committees, management of each of the Legacy Energy Funds is vested in committees with equal representation by Carlyle and Riverstone, and the consent of representatives of both Carlyle and Riverstone is required for investment decisions. As of December 31, 2016, the Legacy Energy Funds had, in the aggregate, approximately $6.1 billion in AUM and $5.5 billion in Fee-earning AUM. NGP VII, NGP VIII, NGP IX, or in the case of NGP M&R, NGP ETP I, and NGP ETP II, certain affiliated entities (collectively, the “NGP management fee funds”) and NGP X, NGP GAP and NGP XI (referred to herein as, "carry funds"), are managed by NGP Energy Capital Management. As of December 31, 2016, the NGP management fee funds and carry funds had, in the aggregate, approximately $10.1 billion in AUM and $10.0 billion in Fee-earning AUM.

Page | 23

Corporate Private Equity Fund Performance (Unaudited)
The fund return information reflected in this discussion and analysis is not indicative of the performance of The Carlyle Group L.P. and is also not necessarily indicative of the future performance of any particular fund. An investment in The Carlyle Group L.P. is not an investment in any of our funds. There can be no assurance that any of our existing or future funds will achieve similar returns.

			TOTAL INVESTMENTS					REALIZED/PARTIALLY REALIZED INVESTMENTS (5)
			As of December 31, 2016					As of December 31, 2016
Corporate Private Equity	Fund Inception Date (1)	Committed Capital	Cumulative Invested Capital (2)	Total Fair Value (3)	MOIC(4)	Gross IRR(7)	Net IRR (8)	Cumulative Invested Capital (2)	Total Fair Value (3)	MOIC(4)	Gross IRR(7)
	(Reported in Local Currency, in Millions)							(Reported in Local Currency, in Millions)
Fully Invested Funds (6)
CP II	10/1994	$1,331.1	$1,362.4	$4,072.2	3.0x	34%	25%	$1,362.4	$4,072.2	3.0x	34%
CP III	2/2000	$3,912.7	$4,031.6	$10,146.9	2.5x	27%	21%	$4,031.6	$10,146.9	2.5x	27%
CP IV	12/2004	$7,850.0	$7,612.6	$18,101.9	2.4x	16%	13%	$7,612.6	$18,101.9	2.4x	16%
CP V	5/2007	$13,719.7	$13,023.6	$25,533.6	2.0x	17%	13%	$8,190.5	$21,616.2	2.6x	27%
CEP I	12/1997	€1,003.6	€981.6	€2,126.5	2.2x	18%	11%	€981.6	€2,126.5	2.2x	18%
CEP II	9/2003	€1,805.4	€2,048.8	€4,119.0	2.0x	36%	20%	€1,884.1	€4,105.9	2.2x	43%
CEP III	12/2006	€5,294.9	€5,096.0	€11,196.6	2.2x	19%	14%	€3,605.5	€8,985.2	2.5x	21%
CAP I	12/1998	$750.0	$627.7	$2,521.8	4.0x	25%	18%	$627.7	$2,521.8	4.0x	25%
CAP II	2/2006	$1,810.0	$1,628.2	$2,912.6	1.8x	11%	8%	$1,452.4	$2,825.8	1.9x	12%
CAP III	5/2008	$2,551.6	$2,533.2	$4,703.2	1.9x	19%	13%	$1,709.9	$2,912.7	1.7x	16%
CJP I	10/2001	¥50,000.0	¥47,291.4	¥138,902.1	2.9x	61%	37%	¥47,291.4	¥138,902.1	2.9x	61%
CJP II	7/2006	¥165,600.0	¥141,866.7	¥199,343.6	1.4x	6%	3%	¥70,933.1	¥129,100.0	1.8x	12%
CGFSP I	9/2008	$1,100.2	$1,080.7	$2,276.5	2.1x	19%	14%	$643.2	$1,327.3	2.1x	22%
CEOF I	5/2011	$1,119.1	$1,153.0	$1,494.9	1.3x	13%	8%	$221.0	$600.2	2.7x	48%
CETP II	2/2007	€521.6	€436.4	€1,096.5	2.5x	26%	17%	€216.9	€889.5	4.1x	36%
CAGP IV	6/2008	$1,041.4	$949.4	$1,364.1	1.4x	11%	6%	$303.1	$598.0	2.0x	20%
All Other Funds (9)	Various		$4,560.4	$6,958.1	1.5x	17%	7%	$3,343.2	$5,679.1	1.7x	19%
Coinvestments and Other (10)	Various		$9,666.9	$22,453.1	2.3x	36%	33%	$6,098.8	$18,275.2	3.0x	36%
Total Fully Invested Funds			$58,869.8	$124,963.5	2.1x	26%	19%	$43,653.8	$107,938.9	2.5x	28%
Funds in the Investment Period (6)
CP VI (12)	5/2012	$13,000.0	$7,197.3	$8,868.0	1.2x	NM	NM
CEP IV (12)	8/2013	€3,669.5	€1,772.7	€1,777.3	1.0x	NM	NM
CAP IV (12)	11/2012	$3,880.4	$2,067.6	$2,544.1	1.2x	NM	NM
CGP (12)	12/2014	$3,588.0	$1,113.1	$1,095.8	1.0x	NM	NM
CGFSP II	4/2013	$1,000.0	$801.5	$902.2	1.1x	11%	3%
CJP III (12)	8/2013	¥119,505.1	¥60,094.5	¥82,237.7	1.4x	NM	NM
CEOF II (12)	3/2015	$2,400.0	$577.2	$631.5	1.1x	NM	NM
All Other Funds (11)	Various		$932.7	$1,003.5	1.1x	NM	NM
Total Funds in the Investment Period			$15,071.7	$17,621.9	1.2x	12%	4%	$844.7	$2,298.4	2.7x	65%
TOTAL CORPORATE PRIVATE EQUITY (13)			$73,941.4	$142,585.5	1.9x	26%	18%	$44,498.5	$110,237.3	2.5x	28%

Page | 24

Real Assets and Global Market Strategies Carry Funds Fund Performance (Unaudited)

			TOTAL INVESTMENTS					REALIZED/PARTIALLY REALIZED INVESTMENTS (5)
			As of December 31, 2016					As of December 31, 2016
Real Assets	Fund Inception Date (1)	Committed Capital	Cumulative Invested Capital (2)	Total Fair Value (3)	MOIC(4)	Gross IRR (7)	Net IRR (8)	Cumulative Invested Capital (2)	Total Fair Value (3)	MOIC(4)	Gross IRR (7)
			(Reported in Local Currency, in Millions)					(Reported in Local Currency, in Millions)
Fully Invested Funds (6)
CRP III	11/2000	$564.1	$522.5	$1,699.1	3.3x	44%	30%	$522.5	$1,699.1	3.3x	44%
CRP IV	12/2004	$950.0	$1,198.5	$1,799.7	1.5x	7%	4%	$885.0	$1,527.0	1.7x	11%
CRP V	11/2006	$3,000.0	$3,293.5	$5,361.6	1.6x	12%	9%	$2,917.3	$4,836.3	1.7x	14%
CRP VI	9/2010	$2,340.0	$2,093.7	$3,838.3	1.8x	31%	22%	$1,293.4	$2,616.0	2.0x	35%
CEREP I	3/2002	€426.6	€517.0	€698.6	1.4x	14%	7%	€517.0	€698.6	1.4x	14%
CEREP II	4/2005	€762.7	€833.8	€128.1	0.2x	(100%)	(100%)	€798.2	€134.9	0.2x	(100%)
CEREP III	5/2007	€2,229.5	€2,013.2	€2,302.7	1.1x	3%	0%	€1,355.9	€1,761.5	1.3x	6%
CIP	9/2006	$1,143.7	$1,069.8	$1,289.6	1.2x	4%	1%	$757.0	$913.1	1.2x	4%
NGP X	1/2012	$3,586.0	$3,201.0	$3,891.4	1.2x	8%	5%	$1,013.5	$2,441.4	2.4x	63%
Energy II	7/2002	$1,100.0	$1,334.8	$3,149.5	2.4x	81%	55%	$1,116.2	$3,148.0	2.8x	94%
Energy III	10/2005	$3,800.0	$3,569.7	$5,354.9	1.5x	9%	7%	$2,510.6	$5,058.5	2.0x	17%
Energy IV	12/2007	$5,979.1	$6,200.5	$7,942.6	1.3x	9%	5%	$3,024.8	$5,299.2	1.8x	22%
Renew II	3/2008	$3,417.5	$2,849.4	$4,081.1	1.4x	9%	6%	$1,414.3	$2,205.9	1.6x	14%
All Other Funds (14)	Various		$2,939.5	$3,253.6	1.1x	4%	(1)%	$2,592.1	$2,921.1	1.1x	5%
Coinvestments and Other (10)	Various		$5,428.2	$8,957.9	1.7x	17%	13%	$3,836.3	$7,014.4	1.8x	21%
Total Fully Invested Funds			$37,244.2	$53,915.3	1.4x	12%	7%	$24,696.3	$42,413.1	1.7x	18%
Funds in the Investment Period (6)
CRP VII (12)	3/2014	$4,161.6	$2,220.7	$2,749.6	1.2x	NM	NM
CIEP I (12)	9/2013	$2,500.0	$468.3	$643.6	1.4x	NM	NM
NGP XI (12)	6/2014	$5,325.0	$2,557.1	$3,052.4	1.2x	NM	NM
CPP II (12)	6/2014	$1,526.9	$501.0	$526.5	1.1x	NM	NM
All Other Funds (15)	Various		$642.0	$684.8	1.1x	NM	NM
Total Funds in the Investment Period			$6,389.2	$7,656.9	1.2x	24%	11%	$218.8	$468.5	2.1x	n/a
TOTAL Real Assets (13)			$43,633.3	$61,572.2	1.4x	12%	7%	$24,915.1	$42,881.6	1.7x	19%

			TOTAL INVESTMENTS
			As of December 31, 2016			Inception to December 31, 2016
Global Market Strategies	Fund Inception Date (16)	Committed Capital	Cumulative Invested Capital (17)	Total Fair Value (3)	MOIC (4)	Gross IRR (7)	Net IRR (8)
	(Reported in Local Currency, in Millions)
CSP II	6/2007	$1,352.3	$1,352.3	$2,447.2	1.8x	17%	11%
CSP III	8/2011	$702.8	$690.0	$1,064.9	1.5x	33%	21%
CSP IV (24)	3/2016	$2,216.7	$202.4	$209.1	1.0x	NM	NM
CEMOF I	12/2010	$1,382.5	$1,241.4	$1,110.0	0.9x	(6)%	(11)%
CEMOF II (24)	2/2015	$2,819.2	$202.1	$217.8	1.1x	NM	NM

Page | 25

Investment Solutions Fund Performance (Unaudited)

			TOTAL INVESTMENTS
			As of December 31, 2016
Investment Solutions (19)	Vintage Year	Fund Size	Cumulative Invested Capital (2)(20)	Total Fair Value (3)(20)	MOIC (4)	Gross IRR (7)	Net IRR (8)
	(Reported in Local Currency, in Millions)
Fully Committed Funds (18)
Main Fund I - Fund Investments	2000	€5,174.6	€4,533.2	€7,442.4	1.6x	12%	11%
Main Fund II - Fund Investments	2003	€4,545.0	€5,126.2	€8,010.0	1.6x	10%	9%
Main Fund III - Fund Investments	2005	€11,500.0	€13,563.9	€21,008.2	1.5x	10%	9%
Main Fund IV - Fund Investments	2009	€4,877.3	€4,962.6	€7,178.8	1.4x	15%	14%
Main Fund V - Fund Investments	2012	€5,080.0	€3,103.4	€3,541.9	1.1x	9%	8%
Main Fund I - Secondary Investments	2002	€519.4	€506.1	€962.7	1.9x	59%	56%
Main Fund II - Secondary Investments	2003	€998.4	€1,075.2	€1,959.0	1.8x	27%	26%
Main Fund III - Secondary Investments	2006	€2,250.0	€2,483.5	€3,673.5	1.5x	10%	10%
Main Fund IV - Secondary Investments	2010	€1,859.1	€2,029.9	€3,318.3	1.6x	19%	18%
Main Fund V - Secondary Investments	2011	€4,272.8	€3,748.4	€5,124.8	1.4x	21%	19%
Main Fund II - Co-Investments	2003	€1,090.0	€948.5	€2,605.3	2.7x	44%	41%
Main Fund III - Co-Investments	2006	€2,760.0	€3,011.2	€4,023.5	1.3x	5%	4%
Main Fund IV - Co-Investments	2010	€1,475.0	€1,437.1	€3,611.4	2.5x	25%	23%
Main Fund V - Co-Investments	2012	€1,122.2	€1,094.8	€2,288.5	2.1x	35%	32%
Main Fund II - Mezzanine Investments	2004	€700.0	€807.0	€1,090.3	1.4x	7%	7%
Main Fund III - Mezzanine Investments	2006	€2,000.0	€2,103.2	€2,800.4	1.3x	10%	9%
All Other Funds (21)	Various		€2,033.2	€2,754.9	1.4x	14%	11%
Total Fully Committed Funds			€52,567.2	€81,393.9	1.5x	13%	12%
Funds in the Commitment Period (18)
Main Fund VI - Fund Investments (22)	2015	€1,106.4	€196.6	€184.8	0.9x	NM	NM
Main Fund VI - Secondary Investments (22)	2016	€3,280.9	€14.4	€14.3	1.0x	NM	NM
Main Fund VI - Co-Investments	2014	€1,115.0	€811.2	€986.9	1.2x	19%	15%
All Other Funds (21)	Various		€489.3	€581.8	1.2x	17%	13%
Total Funds in the Commitment Period			€1,511.5	€1,767.9	1.2x	17%	12%
TOTAL INVESTMENT SOLUTIONS			€54,078.7	€83,161.8	1.5x	13%	12%
TOTAL INVESTMENT SOLUTIONS (USD) (23)			$56,955.0	$87,584.8	1.5x

(1) The data presented herein that provides “inception to date” performance results of our segments relates to the period following the formation of the first fund within each segment. For our Corporate Private Equity segment our first fund was formed in 1990. For our Real Assets segment our first fund was formed in 1997.
(2) Represents the original cost of all capital called for investments since inception of the fund.
(3) Represents all realized proceeds combined with remaining fair value, before management fees, expenses and carried interest.
(4) Multiple of invested capital (“MOIC”) represents total fair value, before management fees, expenses and carried interest, divided by cumulative invested capital.
(5) An investment is considered realized when the investment fund has completely exited, and ceases to own an interest in, the investment. An investment is considered partially realized when the total amount of proceeds received in respect of such investment, including dividends, interest or other distributions and/or return of capital, represents at least 85% of invested capital and such investment is not yet fully realized. Because part of our value creation strategy involves pursuing best exit alternatives, we believe information regarding Realized/Partially Realized MOIC and Gross IRR, when considered together with the other investment performance metrics presented, provides investors with meaningful information regarding our investment performance by removing the impact of investments where significant realization activity has not yet occurred. Realized/Partially Realized MOIC and Gross IRR have limitations as measures of investment performance, and should not be considered in isolation. Such limitations include the fact that these measures do not include the performance of earlier stage and other investments that do not satisfy the criteria provided above. The exclusion of such investments will have a positive impact on Realized/Partially Realized MOIC and Gross IRR in instances when the MOIC and Gross IRR in respect of such investments are less than the aggregate MOIC and Gross IRR. Our measurements of Realized/Partially Realized MOIC and Gross IRR may not be comparable to those of other companies that use similarly titled measures. We do not present Realized/Partially Realized performance information separately for funds that are still in the investment period because of the relatively insignificant level of realizations for funds of this type. However, to the extent such funds have had realizations, they are included in the Realized/Partially Realized performance information presented for Total Corporate Private Equity and Total Real Assets.
(6) Fully Invested funds are past the expiration date of the investment period as defined in the respective limited partnership agreement. In instances where a successor fund has had its first capital call, the predecessor fund is categorized as fully invested.
(7) Gross Internal Rate of Return (“Gross IRR”) represents the annualized IRR for the period indicated on Limited Partner invested capital based on contributions, distributions and unrealized value before management fees, expenses and carried interest.
(8) Net Internal Rate of Return (“Net IRR”) represents the annualized IRR for the period indicated on Limited Partner invested capital based on contributions, distributions and unrealized value after management fees, expenses and carried interest.

Page | 26

(9) Aggregate includes the following funds: CP I, CMG, CVP I, CVP II, CUSGF III, CEVP, CETP I, CAVP I, CAVP II, CAGP III, CSABF, Mexico, CBPF, and MENA.
(10) Includes co-investments and certain other stand-alone investments arranged by us.
(11) Aggregate, which is considered not meaningful, includes the following funds and their respective commencement dates: CSSAF (April 2012) , CPF I (June 2012), CCI (December 2012), and CETP III (May 2014).
(12) Returns are not considered meaningful, as the investment period commenced in May 2012 for CP VI, November 2012 for CAP IV, August 2013 for CEP IV, August 2013 for CJP III, December 2014 for CGP, March 2015 for CEOF II, September 2013 for CIEP I, March 2014 for CRP VII, June 2014 for NGP XI, and June 2014 for CPP II.
(13) For purposes of aggregation, funds that report in foreign currency have been converted to U.S. dollars at the reporting period spot rate.
(14) Aggregate includes the following funds: CRP I, CRP II, CAREP I, CAREP II, CRCP I, CPOCP, Renew I and Energy I.
(15) Aggregate includes NGP GAP, CPI, and CCR. Return is not considered meaningful, as the investment period commenced in December 2013 for NGP GAP, May 2016 for CPI, and October 2016 for CCR.
(16) The data presented herein that provides “inception to date” performance results for CSP II, CSP III, CSP IV, CEMOF I, and CEMOF II related to the period following the formation of the funds in June 2007, August 2011, March 2016, December 2010, and February 2015, respectively.
(17) Represents the original cost of investments net of investment level recallable proceeds which is adjusted to reflect recyclability of invested capital for the purpose of calculating the fund MOIC.
(18) Fully Committed funds are past the expiration date of the commitment period as defined in the respective limited partnership agreement.
(19) Includes private equity and mezzanine primary fund investments, secondary fund investments and co-investments originated by the AlpInvest team. Excluded from the performance information shown are a) investments that were not originated by AlpInvest, b) Direct Investments, which was spun off from AlpInvest in 2005, and c) Metropolitan Real Estate vehicles. As of December 31, 2016, these excluded investments represent $0.3 billion of AUM at AlpInvest and $1.7 billion of AUM at Metropolitan.
(20) For purposes of aggregation, funds that report in foreign currency have been converted to Euro at the reporting period spot rate.
(21) Aggregate includes Main Fund VII - Fund Investments, Main Fund I - Co-Investments, Main Fund VII - Co-Investments, Main Fund I - Mezzanine Investments, Main Fund IV - Mezzanine Investments, Main Fund V - Mezzanine Investments, AlpInvest CleanTech Funds and funds which are not included as part of a main fund.
(22) Returns are not considered meaningful as the commitment period commenced in 2015 for Main Fund VI - Fund Investments and in 2016 for Main Fund VI - Secondary Investments.
(23) Represents the U.S. dollar equivalent balance translated at the spot rate as of period end.
(24) Returns are not considered meaningful, as the investment period commenced in February 2015 for CEMOF II and March 2016 for CSP IV.

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Remaining Fair Value Analysis

	Remaining Fair Value (1)	Unrealized MOIC (2)	Total MOIC (3)	% Invested (4)	In Accrued Carry/ (Giveback) (5)	LTM Realized Carry/ (Giveback) (6)	Catch-up Rate	Fee Initiation Date (7)	Quarters Since Fee Initiation	Original Investment Period End Date
	As of December 31, 2016
Corporate Private Equity	(Reported in Local Currency, in Millions)
CP VI	$6,896.5	1.1x	1.2x	55%	X		100%	Jun-13	15	May-18
CP V	$4,668.6	1.0x	2.0x	95%	X	X	100%	Jun-07	39	May-13
CAP IV	$2,380.3	1.2x	1.2x	53%			100%	Jul-13	14	Nov-18
CEP III	€1,941.9	1.5x	2.2x	96%	X	X	100%	Jul-07	38	Dec-12
CEP IV	€1,605.1	0.9x	1.0x	48%			100%	Sep-14	10	Aug-19
CAP III	$1,613.5	2.1x	1.9x	99%	X	X	100%	Jun-08	35	May-14
CGP	$1,184.1	1.0x	1.0x	31%			100%	Jan-15	8	Dec-20
CEOF I	$992.6	1.0x	1.3x	103%	X		80%	Sep-11	22	May-17
CGFSP I	$904.0	1.9x	2.1x	98%	X	X	100%	Oct-08	33	Sep-14
CAGP IV	$786.1	1.2x	1.4x	91%			100%	Aug-08	34	Jun-14
CGFSP II	$715.4	1.1x	1.1x	80%			100%	Jun-13	15	Dec-17
CJP III	¥79,273.2	1.3x	1.4x	50%	X		100%	Sep-13	14	Feb-20
CEOF II	$657.2	1.1x	1.1x	24%			80%	Nov-15	5	Mar-21
CJP II	¥54,699.1	1.0x	1.4x	86%			80%	Oct-06	41	Jul-12
CP IV	$362.5	3.7x	2.4x	97%	X	X	80%	Apr-05	47	Dec-10
CEP II	€276.9	0.1x	2.0x	113%	X	X	80%	Sep-03	54	Sep-08
CETP II	€200.4	1.0x	2.5x	84%	X	X	100%	Jan-08	36	Jul-13
CAP II	$183.0	0.9x	1.8x	90%		(X)	80%	Mar-06	44	Feb-12
All Other Funds (8)	$2,427.8	1.1x	2.2x		NM	NM
Coinvestment and Other (9)	$4,192.9	1.3x	2.3x		NM	NM
Total Corporate Private Equity (12)	$33,351.6	1.2x	1.9x

Real Assets
Energy IV	$2,976.5	0.5x	1.3x	104%	(X)		80%	Feb-08	36	Dec-13
CRP VII	$2,738.7	1.2x	1.2x	53%	X		80%	Jun-14	11	Mar-19
NGP XI	$2,702.8	1.1x	1.2x	48%	X		80%	Feb-15	8	Oct-19
Renew II	$2,009.9	1.3x	1.4x	83%	(X)		80%	Mar-08	36	May-14
NGP X	$1,638.3	0.8x	1.2x	89%			80%	Jan-12	20	May-17
CRP VI	$1,255.9	1.5x	1.8x	89%	X	X	50%	Mar-11	24	Mar-16
CRP V	$1,089.5	1.8x	1.6x	110%	X		50%	Nov-06	41	Nov-11
CRP IV	$634.3	1.9x	1.5x	126%			50%	Jan-05	48	Dec-09
CIEP I	$627.0	1.3x	1.4x	19%			80%	Oct-13	13	Sep-19
CPP II	$515.3	1.1x	1.1x	33%			80%	Sep-14	10	Apr-21
CEREP III	€479.1	0.8x	1.1x	90%			67%	Jun-07	39	May-11
CIP	$352.0	1.2x	1.2x	94%			80%	Oct-06	41	Sep-12
CRP III	$328.1	97.8x	3.3x	93%	X	X	50%	Mar-01	64	May-05
Energy III	$301.5	0.2x	1.5x	94%	(X)	(X)	80%	Nov-05	45	Oct-11
All Other Funds (10)	$718.1	0.7x	1.3x		NM	NM
Coinvestment and Other (9)	$2,126.0	1.3x	1.7x		NM	NM
Total Real Assets (12)	$20,518.5	1.0x	1.4x

Global Market Strategies
CEMOF I	$567.4	0.5x	0.9x	90%			100%	Dec-10	25	Dec-15
CSP III	$529.1	1.2x	1.5x	98%	X		80%	Dec-11	21	Aug-15
CEMOF II	$211.2	1.0x	1.1x	7%			100%	Dec-15	5	Feb-20
CSP II	$152.2	0.9x	1.8x	100%	X		80%	Dec-07	37	Jun-11
All Other Funds (11)	$306.6	0.9x	1.3x		NM	NM
Coinvestment and Other (9)	$471.3	0.7x	0.9x		NM	NM
Total Global Market Strategies	$2,237.8	0.8x	1.3x

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Remaining Fair Value Analysis, Notes
(1) Net asset value of our Corporate Private Equity, Real Assets, and Global Market Strategies carry funds. Reflects significant funds with remaining fair value of greater than $100 million.
(2) Unrealized multiple of invested capital (“MOIC”) represents remaining fair market value, before management fees, expenses and carried interest, divided by investment cost.
(3) Total MOIC represents total fair value, before management fees, expenses and carried interest, divided by cumulative invested capital. For certain funds, represents the original cost of investments net of investment-level recallable proceeds, which is adjusted to reflect recyclability of invested capital for the purpose of calculating the fund MOIC.
(4) Represents cumulative equity invested as of the reporting period divided by total commitments. Amount can be greater than 100% due to the re-investment of recallable distributions to fund investors.
(5) Fund has accrued carry/(giveback) as of the reporting period.
(6) Fund has realized carry in the last twelve months.
(7) Represents the date of the first capital contribution for management fees.
(8) Aggregate includes the following funds: CMG, CP I, CP II, CP III, CEP I, CAP I, CBPF, CJP I, CEVP, CETP I, CETP III, CCI, CAVP I, CAVP II, CAGP III, Mexico, MENA, CSABF, CSSAF, CPF, CVP I, CVP II, and CUSGF III. In Accrued Carry/(Giveback) and LTM Realized Carry not indicated because the indicator does not apply to each fund within the aggregate.
(9) Includes co-investments, prefund investments and certain other stand-alone investments arranged by us. In Accrued Carry/(Giveback) and LTM Realized Carry not indicated because the indicator does not apply to each fund within the aggregate.
(10) Aggregate includes the following funds: CRP I, CRP II, CRCP I, CPI, CEREP I, CEREP II, CAREP I, CAREP II, CCR, CPOCP I, NGP GAP, Energy I, Energy II and Renew I. In Accrued Carry/(Giveback) and LTM Realized Carry not indicated because the indicator does not apply to each fund within the aggregate.
(11) Aggregate includes the following funds: CSP I, CSP IV, CMP I, CMP II, and CASCOF. In Accrued Carry/(Giveback) and LTM Realized Carry not indicated because the indicator does not apply to each fund within the aggregate.
(12) For purposes of aggregation, funds that report in foreign currency have been converted to U.S. dollars at the reporting period spot rate.

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Largest Publicly Traded Positions in Carry Funds (1)

Rank	Largest Publicly Traded Equity Positions	Fund(s)	Q4 2016 Value (2,3)
1	Focus Media	CAP III	$1,542,666,012
2	CoreSite Realty Corporation	CRP III, CRP IV, CRP V	1,133,585,508
3	Enviva Partners, LP	RENEW II	895,111,548
4	WildHorse Resource Development Corp.	NGP X, NGP XI	867,300,000
5	Pattern Energy Group Holdings, L.P.	RENEW II	864,624,886
6	PNB Housing Finance Limited	CAP IV	544,545,395
7	USA Compression	ENERGY IV	453,991,750
8	Wesco Holdings, Inc.	CP IV, CMP I	348,786,250
9	Multi Packaging Solutions, Inc.	CEP III	301,785,407
10	Tsubaki Nakashima Co., Ltd.	CJP II	276,591,116
	Top 10 Positions		7,228,987,872
	Total Public Equity Portfolio (carry fund only)		9,246,481,922
	% of public portfolio in top 10 positions		78%

(1) Excludes Investment Solutions carry funds
(2) Figures represent gross investment results, inclusive of Carlyle-sponsored coinvestments. May include portion of private business in value.
(3) In U.S. dollars, or converted to U.S. dollars at the prevailing exchange rate on the last day of the fiscal period.
Note: Includes all classes of shares irrespective of trading status.

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Reconciliation for Total Segment Information (Unaudited)

	Three Months Ended December 31, 2015
	Total Reportable Segments	Consolidated Funds	Reconciling Items		Carlyle Consolidated
	(Dollars in millions)
Revenues	$490.9	$232.8	$(7.9)	(a)	$715.8
Expenses	$418.2	$299.3	$85.0	(b)	$802.5
Other income (loss)	$—	$(63.4)	$(8.0)	(c)	$(71.4)
Economic net income (loss)	$72.7	$(129.9)	$(100.9)	(d)	$(158.1)	(1)

	Three Months Ended March 31, 2016
	Total Reportable Segments	Consolidated Funds	Reconciling Items		Carlyle Consolidated
	(Dollars in millions)
Revenues	$451.1	$28.9	$3.1	(a)	$483.1
Expenses	$362.6	$29.7	$67.1	(b)	$459.4
Other income (loss)	$—	$(8.4)	$—	(c)	$(8.4)
Economic net income (loss)	$88.5	$(9.2)	$(64.0)	(d)	$15.3	(1)

	Three Months Ended June 30, 2016
	Total Reportable Segments	Consolidated Funds	Reconciling Items		Carlyle Consolidated
	(Dollars in millions)
Revenues	$532.5	$35.9	$39.6	(a)	$608.0
Expenses	$374.2	$35.0	$137.7	(b)	$546.9
Other income (loss)	$—	$6.7	$—	(c)	$6.7
Economic net income (loss)	$158.3	$7.6	$(98.1)	(d)	$67.8	(1)

	Three Months Ended September 30, 2016
	Total Reportable Segments	Consolidated Funds	Reconciling Items		Carlyle Consolidated
	(Dollars in millions)
Revenues	$539.5	$43.0	$24.8	(a)	$607.3
Expenses	$486.0	$41.2	$134.6	(b)	$661.8
Other income (loss)	$—	$4.8	$—	(c)	$4.8
Economic net income (loss)	$53.5	$6.6	$(109.8)	(d)	$(49.7)	(1)

	Three Months Ended December 31, 2016
	Total Reportable Segments	Consolidated Funds	Reconciling Items		Carlyle Consolidated
	(Dollars in millions)
Revenues	$435.5	$59.1	$81.3	(a)	$575.9
Expenses	$429.9	$47.2	$96.9	(b)	$574.0
Other income (loss)	$—	$10.0	$—	(c)	$10.0
Economic net income (loss)	$5.6	$21.9	$(15.6)	(d)	$11.9	(1)

(1) The amount in the "Carlyle Consolidated" column is income before provision for income taxes, which is the GAAP measure that is most directly comparable to Economic Net Income (Loss).

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Reconciliation for Total Segment Information, cont. (Unaudited)

(a)
The Revenues adjustment principally represents fund management and performance fees earned from the Consolidated Funds that were eliminated in consolidation to arrive at Carlyle’s total revenues, adjustments for amounts attributable to non-controlling interests in consolidated entities, adjustments related to expenses associated with the investments in NGP Management and its affiliates that are included in operating captions or are excluded from the segment results, adjustments to reflect Carlyle’s share of Urbplan’s net losses as a component of investment income, the inclusion of tax expenses associated with certain performance fees, and adjustments to reflect Carlyle’s ownership interests in Claren Road, ESG, and Carlyle Commodity Management that were included in Revenues in the Partnership’s segment reporting.

(b)
The Expense adjustment represents the elimination of intercompany expenses of the Consolidated Funds payable to Carlyle, the inclusion of certain tax expenses associated with performance fee compensation, adjustments related to expenses associated with the investment in NGP management that are included in operating captions, adjustments to reflect Carlyle’s share of Urbplan’s net losses as a component of investment income, changes in the tax receivable agreement liability, charges and credits associated with Carlyle corporate actions and non-recurring items and adjustments to reflect Carlyle’s economic interests in Claren Road, ESG, and Carlyle Commodity Management, as detailed below:

	Three Months Ended
	Dec 31, 2015	Mar 31, 2016	Jun 30, 2016	Sep 30, 2016	Dec 31, 2016
	(Dollars in millions)
Equity-based compensation issued in conjunction with the initial public offering, acquisitions and strategic investments	$57.7	$45.4	$79.3	$50.6	$48.1
Acquisition related charges, including amortization of intangibles and impairment	40.9	17.7	21.6	27.7	27.2
Other non-operating expense (income)	4.3	3.8	0.7	(3.7)	(12.0)
Tax (expense) benefit associated with performance fee compensation	4.5	(3.3)	(10.8)	(2.0)	1.0
Non-Carlyle economic interests in acquired business	25.7	2.4	48.9	69.4	38.3
Severance and other adjustments	3.6	7.4	1.4	1.5	0.3
Elimination of expenses of Consolidated Funds	(51.7)	(6.3)	(3.4)	(8.9)	(6.0)
	$85.0	$67.1	$137.7	$134.6	$96.9

(c)	The Other Income (Loss) adjustment results from the Consolidated Funds which were eliminated in consolidation to arrive at Carlyle’s total Other Income (Loss).

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(d)	Reconciliation for Economic Net Income and Distributable Earnings (Unaudited)

	Three Months Ended					Year Ended
	Dec 31, 2015	Mar 31, 2016	Jun 30, 2016	Sep 30, 2016	Dec 31, 2016	Dec 31, 2015	Dec 31, 2016
	(Dollars in millions)
Income (loss) before provision for income taxes	$(158.1)	$15.3	$67.8	$(49.7)	$11.9	$402.2	$45.3
Adjustments:
Equity-based compensation issued in conjunction with the initial public offering, acquisitions and strategic investments	57.7	45.4	79.3	50.6	48.1	259.8	223.4
Acquisition related charges, including amortization of intangibles and impairment	40.9	17.7	21.6	27.7	27.2	288.8	94.2
Other non-operating expense (income)	4.3	3.8	0.7	(3.7)	(12.0)	(7.4)	(11.2)
Tax (expense) benefit associated with performance fees	4.5	(3.3)	(10.8)	(2.0)	1.0	(14.9)	(15.1)
Net (income) loss attributable to non-controlling interests in consolidated entities	119.6	2.3	(1.6)	29.1	(70.8)	(537.9)	(41.0)
Severance and other adjustments	3.8	7.3	1.3	1.5	0.2	6.0	10.3
Economic Net Income (Loss)	$72.7	$88.5	$158.3	$53.5	$5.6	$396.6	$305.9
Net performance fees	109.3	75.3	115.4	142.3	60.7	391.7	393.7
Investment income (loss)	0.9	(6.4)	28.9	13.3	14.5	(22.4)	50.3
Equity-based compensation	30.5	31.4	30.9	32.9	24.4	121.5	119.6
Reserve for Litigation and Contingencies	50.0	—	—	100.0	(100.0)	50.0	—
Fee Related Earnings	$43.0	$51.0	$44.9	$30.8	$(145.2)	$198.8	$(18.5)
Realized performance fees, net of related compensation	100.2	70.1	233.3	186.3	135.6	788.5	625.3
Realized investment income (loss)	1.9	7.5	9.3	11.1	17.0	(64.8)	44.9
Distributable Earnings	$145.1	$128.6	$287.5	$228.2	$7.4	$922.5	$651.7
Depreciation and amortization expense	6.8	7.3	7.3	7.2	7.2	25.6	29.0
Interest expense	14.6	15.2	15.5	15.6	15.0	58.1	61.3
Adjusted EBITDA	$166.5	$151.1	$310.3	$251.0	$29.6	$1,006.2	$742.0

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Reconciliation for Economic Net Income and Distributable Earnings, cont.
(Unaudited)

	Three Months Ended		Year Ended
	Dec 31, 2016		Dec 31, 2016
	(Dollars in millions, except unit and per unit amounts)
Economic Net Income (Loss)	$5.6		$305.9
Less (Add): Provision (Benefit) for Income Taxes	(0.8)		56.5
Economic Net Income (Loss), After Taxes	$6.4		$249.4

Economic Net Income (Loss), After Taxes per Adjusted Unit(1)	$0.02		$0.76

Distributable Earnings	$7.4		$651.7
Less: Estimated foreign, state, and local taxes	5.4		25.8
Distributable Earnings, After Taxes	$2.0		$625.9

Distributable Earnings to The Carlyle Group L.P.	$0.5		$163.4
Less: Estimated current corporate income taxes and TRA payments	1.2		5.4
Distributable Earnings to The Carlyle Group L.P. net of corporate income taxes	$(0.7)		$158.0

Distributable Earnings, net, per The Carlyle Group L.P. common unit outstanding(2)	$—	(3)	$1.85

(1) Adjusted Units were determined as follows:

The Carlyle Group L.P. common units outstanding	84,610,951		84,610,951
Carlyle Holdings partnership units not held by The Carlyle Group L.P.	241,847,796		241,847,796
Dilutive effect of unvested deferred restricted common units	3,779,653		3,331,282
Total Adjusted Units	330,238,400		329,790,029

(2)
As of December 31, 2016, there were 84,610,951 outstanding common units of The Carlyle Group L.P. This amount does not reflect the repurchase of 11,490 common units that were pending settlement at December 31, 2016 and have been subtracted from the common units outstanding for purposes of this calculation. In February 2017, 1,053,249 common units were issued in connection with the vesting of deferred restricted common units. For purposes of this calculation, these common units have been added to the common units outstanding as of December 31, 2016 because they will be eligible to participate in the unitholder distribution. The resulting total common units outstanding used for this calculation are 85,652,710.

(3)	Amount rounded to zero for presentation purposes.

Page | 34

The Carlyle Group L.P.
GAAP Balance Sheet (Unaudited)

	As of December 31, 2016
	Consolidated Operating Entities	Consolidated Funds	Eliminations	Consolidated
	(Dollars in millions)
Assets
Cash and cash equivalents	$670.9	$—	$—	$670.9
Cash and cash equivalents held at Consolidated Funds	—	761.5	—	761.5
Restricted cash	13.1	—	—	13.1
Corporate treasury investments	190.2	—	—	190.2
Accrued performance fees	2,481.1	—	—	2,481.1
Investments	1,272.2	—	(165.2)	1,107.0
Investments of Consolidated Funds	—	3,893.7	—	3,893.7
Due from affiliates and other receivables, net	231.0	—	(3.8)	227.2
Due from affiliates and other receivables of Consolidated Funds, net	—	29.5	—	29.5
Receivables and inventory of a consolidated real estate VIE	145.4	—	—	145.4
Fixed assets, net	106.1	—	—	106.1
Deposits and other	39.4	—	—	39.4
Other assets of a consolidated real estate VIE	31.5	—	—	31.5
Intangible assets, net	42.0	—	—	42.0
Deferred tax assets	234.4	—	—	234.4
Total assets	$5,457.3	$4,684.7	$(169.0)	$9,973.0
Liabilities and partners’ capital
Debt obligations	$1,265.2	$—	$—	$1,265.2
Loans payable of Consolidated Funds	—	3,866.3	—	3,866.3
Loans payable of a consolidated real estate VIE at fair value (principal amount of $144.4)	79.4	—	—	79.4
Accounts payable, accrued expenses and other liabilities	369.8	—	—	369.8
Accrued compensation and benefits	1,661.8	—	—	1,661.8
Due to affiliates	223.4	0.2	—	223.6
Deferred revenue	54.0	—	—	54.0
Deferred tax liabilities	76.6	—	—	76.6
Other liabilities of Consolidated Funds	—	669.0	(32.0)	637.0
Other liabilities of a consolidated real estate VIE	124.5	—	—	124.5
Accrued giveback obligations	160.8	—	—	160.8
Total liabilities	4,015.5	4,535.5	(32.0)	8,519.0

Total partners’ capital	1,441.8	149.2	(137.0)	1,454.0
Total liabilities and partners’ capital	$5,457.3	$4,684.7	$(169.0)	$9,973.0

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The Carlyle Group L.P.
Non-GAAP Financial Information and Other Key Terms
Non-GAAP Financial Information
Carlyle discloses in this press release the following financial measures that are calculated and presented on the basis of methodologies other than in accordance with generally accepted accounting principles in the United States of America:

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Economic Net Income or “ENI,” represents segment net income which includes certain tax expense associated with performance fees and excludes the impact of all other income taxes, changes in the tax receivable agreement liability, acquisition-related items including amortization and impairment of acquired intangibles and contingent consideration taking the form of earn-outs, charges associated with equity-based compensation issued in Carlyle’s initial public offering or in acquisitions or strategic investments, corporate actions and infrequently occurring or unusual events. Carlyle believes the inclusion or exclusion of these items provides investors with a meaningful indication of its core operating performance. For segment reporting purposes, revenues and expenses, and accordingly segment net income, are presented on a basis that deconsolidates certain Carlyle funds, related co-investment entities and collateralized loan obligations (“CLOs”) (referred to collectively as the “Consolidated Funds”) that Carlyle consolidates in its consolidated financial statements pursuant to U.S. GAAP. Total Segment ENI equals the aggregate of ENI for all segments. Carlyle believes that reporting ENI is helpful to understanding its business and that investors should review the same supplemental financial measure that management uses to analyze its segment performance.

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Fee-Related Earnings or “FRE,” is a component of ENI and is used to assess the ability of the business to cover base compensation and operating expenses from fee revenues other than performance fees. FRE differs from income (loss) before provision for income taxes computed in accordance with U.S. GAAP in that it adjusts for the items included in the calculation of ENI and also adjusts ENI to exclude net performance fees, investment income (loss), from investments in Carlyle funds, equity-based compensation and certain general, administrative and other expenses when the timing of any future payment is uncertain. FRE is reported as part of Carlyle’s segment results.

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Distributable Earnings or “DE,” is FRE plus realized net performance fees and realized investment income (loss), and is used to assess performance and amounts potentially available for distribution from Carlyle Holdings to its unitholders. DE is intended to show the amount of net realized earnings without the effects of Consolidated Funds. DE is evaluated regularly by management in making resource deployment and compensation decisions across our four reportable segments. DE is reported as part of Carlyle's segment results.

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Adjusted EBITDA is a component of ENI and is used to measure Carlyle’s ability to cover recurring operating expenses from cash earnings. Adjusted EBITDA is computed as ENI excluding unrealized performance fees, unrealized performance fee compensation, unrealized investment income, depreciation and amortization expense, interest expense and equity-based compensation.

Income before provision for income taxes is the GAAP financial measure most comparable to ENI, Fee-Related Earnings, Distributable Earnings, and Adjusted EBITDA. Reconciliations of these non-GAAP financial measures to income before provision for income taxes are included within this press release. These non-GAAP financial measures should be considered in addition to and not as a substitute for, or superior to, financial measures presented in accordance with U.S. GAAP.

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Other Key Terms
“Assets under management” or “AUM” refers to the assets we manage or advise. Our AUM equals the sum of the following:
(a) the fair value of the capital invested in carry funds, related co-investment vehicles and NGP management fee funds plus the capital that Carlyle is entitled to call from investors in those funds and vehicles (including Carlyle commitments to those funds and vehicles and those of senior Carlyle professionals and employees) pursuant to the terms of their capital commitments to those funds and vehicles;

(b)	the amount of aggregate collateral balance and principal cash at par or aggregate principal amount of the notes of our CLOs and other structured products (inclusive of all positions);

(c)	the net asset value (pre-redemptions and subscriptions) of our long/short credit, emerging markets, multi-product macroeconomic, fund of hedge funds vehicles, mutual fund and other hedge funds; and

(d)	the gross assets (including assets acquired with leverage) of our business development companies.

AUM includes certain energy and renewable resources funds that Carlyle jointly advises with Riverstone Holdings L.L.C. (“Riverstone”) and certain NGP management fee funds and carry funds advised by NGP Energy Capital Management. Carlyle’s calculation of AUM (but not Fee-Earning AUM) includes uncalled commitments to, and the fair value of invested capital in, investment funds from Carlyle and its personnel, regardless of whether such commitments or invested capital are subject to management or performance fees.
“Available capital,” commonly known as “dry powder,” for Carlyle’s carry funds and NGP management fee funds, refers to the amount of capital commitments available to be called for investments. Amounts previously called may be added back to available capital following certain distributions.
“Carlyle funds,” “our funds” and “our investment funds” refer to the investment funds and vehicles advised by Carlyle.
“Carry funds” generally refers to closed-end investment vehicles, in which commitments are drawn down over a specified investment period, and in which the general partner receives a special residual allocation of income from limited partners, which we refer to as carried interest, in the event that specified investment returns are achieved by the fund. Disclosures referring to carry funds will also include the impact of certain commitments which do not earn carried interest, but are either part of, or associated with our carry funds. The rate of carried interest, as well as the share of carried interest allocated to Carlyle, may vary across the carry fund platform. Carry funds generally include the following investment vehicles across our four business segments:

•	Corporate Private Equity (all): Buyout & growth funds advised by Carlyle

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Real Assets: Real estate, power, infrastructure and energy funds advised by Carlyle, as well as those energy funds advised by NGP Capital Management in which Carlyle is entitled to receive a share of carried interest

•	Global Market Strategies: Distressed credit, corporate mezzanine and energy credit funds, as well as certain closed-end credit funds advised by Carlyle

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Investment Solutions: Funds and vehicles advised by AlpInvest Partners B.V. (“AlpInvest”) and Metropolitan Real Estate Equity Management, LLC (“Metropolitan), which include fund, secondary and co-investment strategies

Carry funds specifically exclude those funds advised by NGP Capital Management in which Carlyle is not entitled to receive a share of carried interest (or “NGP management fee funds”), collateralized loan obligation vehicles (CLOs), business development companies, and our hedge fund platform.

“Catch-up management fees” refer to those amounts of management fees charged to fund investors in subsequent closings of a fund which apply to the time period between the fee initiation date and the subsequent closing date.
“Expired available capital” occurs when a fund has passed the investment and follow-on periods and can no longer invest capital into new or existing deals. Any remaining available capital, typically a result of either recycled

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distributions or specific reserves established for the follow-on period that are not drawn, can only be called for fees and expenses and is therefore removed from the total AUM calculation.
“Fee-earning assets under management” or “Fee-earning AUM” refers to the assets we manage or advise from which we derive recurring fund management fees. Our Fee-earning AUM is generally based on one of the following, once fees have been activated:

(a)
the amount of limited partner capital commitments, generally for carry funds where the original investment period has not expired, for AlpInvest carry funds during the commitment fee period and for Metropolitan carry funds during the weighted-average investment period of the underlying funds (see “Fee-earning AUM based on capital commitments” in the table below for the amount of this component at each period);

(b)
the remaining amount of limited partner invested capital at cost, generally for carry funds and certain co-investment vehicles where the original investment period has expired and Metropolitan carry funds after the expiration of the weighted-average investment period of the underlying funds(see “Fee-earning AUM based on invested capital” in the table below for the amount of this component at each period);

(c)
the amount of aggregate fee-earning collateral balance at par of our collateralized loan obligations (“CLOs”), as defined in the fund indentures (typically exclusive of equities and defaulted positions) as of the quarterly cut-off date for each CLO (see “Fee-earning AUM based on collateral balances, at par” in the table below for the amount of this component at each period);

(d)
the external investor portion of the net asset value of our hedge fund and fund of hedge funds vehicles (pre redemptions and subscriptions), as well as certain carry funds (see “Fee-earning AUM based on net asset value” in the table below for the amount of this component at each period);

(e)
the gross assets (including assets acquired with leverage), excluding cash and cash equivalents of our business development companies and certain carry funds (see “Fee-earning AUM based on lower of cost or fair value and other” in the table below for the amount of this component at each period); and

(f)
the lower of cost or fair value of invested capital, generally for AlpInvest carry funds where the commitment fee period has expired and certain carry funds where the investment period has expired, (see “Fee-earning AUM based on lower of cost or fair value and other” in the table below for the amount of this component at each period).

Fee-Earning AUM includes certain energy and renewable resources carry funds that Carlyle jointly advises with Riverstone and certain NGP management fee funds and carry funds advised by NGP Energy Capital Management. Fee-Earning AUM includes only those assets which earn a material fee.
For most of our carry funds, total AUM includes the fair value of the capital invested, whereas Fee-earning AUM includes the amount of capital commitments or the remaining amount of invested capital, depending on whether the original investment period for the fund has expired. As such, Fee-earning AUM may be greater than total AUM when the aggregate fair value of the remaining investments is less than the cost of those investments.
“NGP management fee funds” refer to those funds advised by NGP Energy Capital Management (together with its affiliates and subsidiaries) from which we only receive management fees.
“Net accrued performance fees” refers to the accrued performance fees that are attributable to Carlyle’s unitholders. This balance is comprised of accrued performance fees less: accrued giveback obligations, accrued performance fee compensation, performance fee-related tax obligations, and accrued performance fees attributable to non-controlling interests. This balance also excludes net accrued performance fees that have been realized but will be collected in subsequent periods.
“Net performance fees” refers to the performance fees from Carlyle funds and vehicles net of the portion allocated to Carlyle investment professionals (including related tax expense) which is reflected as performance fee related compensation expense.

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“Performance fees” consist principally of carried interest from carry funds and incentive fees or allocations from certain Global Market Strategies vehicles. Carlyle is generally entitled to a 20% allocation (or 10% to 20% on certain longer-dated carry funds as well as some external co-investment vehicles, or approximately 2% to 10% in the case of most of the Investment Solutions carry funds and vehicles) of the net realized income or gain as a carried interest after returning the invested capital, the allocation of preferred returns of generally 7% to 9% (or 4% to 7% for certain longer-dated carry funds) and the return of certain fund costs (subject to catch-up provisions as set forth in the fund limited partnership agreement). Carried interest revenue, which is a component of performance fees in Carlyle’s consolidated financial statements, is recognized by Carlyle upon appreciation of the valuation of the applicable funds’ investments above certain return hurdles as set forth in each respective partnership agreement and is based on the amount that would be due to Carlyle pursuant to the fund partnership agreement at each period end as if the funds were liquidated at such date.
“Realized net performance fees” refers to the realized performance fees from Carlyle funds and vehicles net of the portion allocated to Carlyle investment professionals which is reflected as realized performance fee related compensation expense, and any performance fee-related tax obligations.
“VIE” refers to a variable interest entity, as that term is defined in Accounting Standards Codification Topic 810, Consolidation.

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